                                                           Exhibit  4.3

                          SCANA CORPORATION
                      STOCK PURCHASE-SAVINGS PLAN

              As amended and restated from January 1, 1989,
                       to and as of January 1, 1997)


I.    PURPOSE                                                       1

        I-A.  MERGER                                                3

II.   DEFINITIONS                                                   4
      2.01  Additional Contributions                                4
      2.02  Adjustment Factor                                       4
      2.03  Beneficiary                                             4
      2.04  Break in Service                                        4
      2.05  Code                                                    5
      2.06  Committee                                               6
      2.07  Common Stock                                            6
      2.08  Company                                                 6
      2.09  Controlled Group                                        6
      2.10  Date of Distribution                                    6
      2.11  Deferrals                                               6
      2.12  Disability                                              6
      2.13  Eligible Earnings                                       6
      2.14  Eligible Employee                                       7
      2.15  Employee                                                7
      2.16  Employee Plans Committee                                7
      2.17  Employer                                                7
      2.18  Employer Contribution                                   8
      2.19  Highly Compensated Employee                             8
      2.20  Inactive Participant                                    10
      2.21  Participant                                             10
      2.22  Plan                                                    10
      2.23  Plan Administrator                                      10
      2.24  Plan Manager                                            10
      2.25  Plan Year                                               10
      2.26  Regular Contributions                                   10
      2.27  Spouse                                                  10
      2.28  Termination of Employment                               11
      2.29  Trust (or Trust Fund)                                   11
      2.30  Trustee                                                 11
      2.31  Valuation Date                                          11
      2.32  Valuation Price                                         11

III.  ELECTION OF PARTICIPATION                                     12
       3.1  Election to Participate                                 12
       3.2  Election Authorization                                  12

IV.  EMPLOYEE DEFERRALS AND CONTRIBUTIONS                           13
       4.1  Deferrals                                               13
       4.2  Regular Contributions                                   13
       4.3  Additional Contributions                                13
       4.4  Timing of Contributions                                 13
       4.5  Changes in Contributions                                13

9

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       4.6  Suspension of Contributions                             13
       4.7  Rounding of Amounts                                     14
       4.8  Rollover Contributions                                  14

V.   EMPLOYER CONTRIBUTIONS                                         16
       5.1  Employer Contributions                                  16
       5.2  Corrective Contributions/Reallocations                  16

VI.  PLAN INVESTMENTS                                               17
       6.1  Employee Deferrals, Regular Contributions,
            Additional Contributions                                17
       6.2  Employer Contributions                                  17
       6.3  Investments                                             17
       6.4  Earnings                                                20
       6.5  Uninvested Cash                                         20

VII.  INVESTMENT ACCOUNTS                                           21
      7.1   Separate Accounts                                       21
      7.2   Account Information                                     21
      7.3   Applicable Valuation Date:                              22

VIII. WITHDRAWALS/DISTRIBUTIONS                                     23
      8.1   Withdrawals Before Termination of Employment            26
      8.2   Frequency of Withdrawal                                 26
      8.3   Form of Withdrawal                                      26
      8.4   Notice of Withdrawal                                    26
      8.5   Distribution on Termination of Employment
              or Disability                                         27
      8.6   Distribution on Death                                   27
      8.7   Promptness of Distribution                              27
      8.8   Amount of Distribution                                  28
      8.9   Form of Distribution                                    28
      8.10  Fractional Shares                                       28
      8.11  Limitations on Commencement of Benefits                 28
      8.12  Employee Transfers from the Employer to a
              Controlled Group Member                               30
      8.13  Distributions with Respect to Qualified Domestic
              Relations Orders                                      30
      8.14  Direct Rollover Distributions                           30
      8.15  Definitions                                             31

IX.   LOANS TO PARTICIPANTS                                         33
      9.1   Amount of Loan                                          33
      9.2   Terms of Loan                                           33
      9.3   Commencement of Loans                                   38
      9.4   Employee Transfers from the Employer to a
              Controlled Group Member                               38
      9.5   Specific Information                                    38


X.    VESTING                                                       39
     10.1   Vesting                                                 39
     10.2   Employee Transfers from the Employer to a
              Controlled Group Member                               39



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XI.   FORFEITURES                                                   40
     11.1   Termination of Employment                               40
     11.2   Repayments                                              40
     11.3   Lost Participants or Beneficiaries                      40
     11.4   Application of Forfeitures                              40

XII.  LIMITATIONS ON CONTRIBUTIONS AND BENEFITS                     41
     12.1   Definition of Annual Additions                          41
     12.2   Maximum Annual Addition                                 41
     12.3   Limitation on Annual Additions                          41
     12.4   Definitions                                             42
     12.5   Special Rules                                           42
     12.6   Limitation of Benefits and Contributions                43
     12.7   Transitional Rule                                       44
     12.8   Effective Date                                          44
     12.9   Maximum Amount of Deferrals                             44
     12.10  Non-Discrimination Limitation on
              Deferral Contributions                                46
     12.11  Nondiscrimination Limitations on Regular
              Contributions and Employer Contributions              48
     12.12  Definitions                                             50

XIII.  TOP HEAVY PROVISIONS                                         56
     13.1   General Rule                                            56
     13.2   Vesting Provisions                                      56
     13.3   Minimum Benefit Provisions                              56
     13.4   Limitation on Benefits                                  56
     13.5   Coordination with Other Plans                           57
     13.6   Top-Heavy Plan Definition                               57
     13.7   Key Employee                                            59
     13.8   Non-Key Employee                                        59
     13.9   Collective Bargaining Rules                             59
     13.10  Distribution to Key Employees                           60
     13.11  Effective Date                                          60

XIV.  VOTING OF STOCK                                               61
     14.1   Voting of Stock                                         61
     14.2   Tender Offer Rights With Respect to Stock               61



XV.  ADMINISTRATION                                                 63
     15.1   Plan Administrator                                      63
     15.2   Powers and Duties of the Committee                      63
     15.3   Claims Procedure                                        64
     15.4   Claims Review Procedure                                 64
     15.5   Plan Expenses                                           65

XVI. TRUSTEE                                                        66

XVII. FIDUCIARY LIABILITIES                                         67

XVIII.  AMENDMENT OR TERMINATION                                    68
     18.1   General Provision                                       68
     18.2   Special Provision                                       68


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XIX.  GENERAL PROVISIONS                                            69
     19.1   Source of Distributions                                 69
     19.2   Non-Alienation of Benefits                              69
     19.3   Merger or Consolidation                                 69
     19.4   No Right to Employment                                  69
     19.5   Controlling Law                                         69
     19.6   Military Service                                        67

SIGNATURES                                                          70

APPENDIX I                                                          71




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                         SCANA CORPORATION
                     STOCK PURCHASE-SAVINGS PLAN

                    (As amended and restated from January 1, 1989, to and as of January 1, 1997)

                            ARTICLE I.  PURPOSE

     SCANA Corporation, as successor corporation to South Carolina Electric & Gas Company, pursuant to a Plan of Exchange effective December 31, 1984, adopted the South Carolina Electric & Gas
Company Stock Purchase-Savings Plan for Employees (effective
July 1, 1964, as amended through September 1, 1984) on behalf of itself and as agent for each subsidiary which elects to have its employees participate in this Plan in order to provide an opportunity for employees to become shareholders of SCANA
Corporation and to encourage them to save on a regular basis by setting aside part of their earnings. Such Plan was further amended, effective December 31, 1984 and was amended and restated, effective July 1, 1985, and subsequently amended effective June 10, 1986 and July 1, 1986 with a restatement as of the latter date.
The Plan was amended and restated effective January 1, 1989, to comply with the Internal Revenue Code of 1986 and Treasury
Department Regulations with the effective dates of certain subsequent provisions otherwise indicated. The Plan was amended on June 26, 1991 at Section4
4.3 to increase from 5% to 9% the maximum allowable unmatched
Employee contributions, and at sections 8.3A and 8.9A to permit withdrawals and distributions to be in cash, all such amendments effective as of October 11, 1991. The Plan was amended on October 15, 1991 by adding "Date of Distribution" as a defined term under Article II; Plan Sections 4.1, 4.1A, 4.2, 6.3, 8.1, 8.6, 8.7,
8.10, 9.1, 9.1A, 9.2, 15.2, 15.3, 15.4, 15.5, and Articles I, V,
XVI, and XVIII were also amended. The Plan was amended effective March 7, 1992 regarding the admission of South Carolina Real Estate Development Company, Inc. and MPX Systems, Inc. as participating Employers. The Plan was amended on June 16, 1992 with respect to loans, minimum required distributions after age 70 1/2, the withdrawal by Participants of Employer contributions, the admission of SCANA Petroleum Resources, Inc. and SCANA Hydrocarbons, Inc. as participating Employers, and the Plan restated. The Plan was amended effective January 1, 1995 regarding the admission of ServiceCare, Inc. as a participating employer.

     The Plan was amended and restated as of July 1, 1994 to incorporate various amendments, including the amendments necessary to comply with the Unemployment Compensation Amendments of 1993 (effective January 1, 1993), the merger of the SCANA Corporation Employee Stock Ownership Plan with and into the Plan (effective April 30, 1993), the creation of the Employee Plans Committee as the entity with general Plan amendment authority (effective December 15, 1993), and various other clarifying or compliance-related matters.
     The Plan was amended effective December 1, 1995 to prohibit the borrowing of additional amounts through Plan loan refinancings.


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

     The Plan was amended and restated as of January 1, 1997 with respect to allowing for rollover contributions; to incorporate various amendments necessary to comply with the Uniformed Services Employment and Reemployment Act of 1994 and the Small Business Job Protection Act of 1996; and to include certain other amendments related to the Trustee's responsibility.

     The rights of any Employee who terminated employment with an adopting Employer before the effective date of each applicable amendment included in the restated Plan will be governed by that provision as it was in effect on the Employee's termination date.

     This Plan is intended to be a profit sharing plan.

                     ARTICLE I-A.  MERGER

     Merger of Carolina Pipeline Company, Inc. Employee Stock Purchase Thrift Plan into the SCANA Corporation Stock Purchase-Savings Plan. On April 22, 1982, Carolina Pipeline Company, Inc., was acquired by South Carolina Electric & Gas Company. Effective April 22, 1982, contributions to the Carolina Pipeline Company, Inc., Employee Stock Purchase Thrift Plan amended as of April 22, 1979 (hereinafter referred to as the "CPC Plan") were suspended and Participants in the CPC Plan became eligible to participate in the South Carolina Electric & Gas Company Stock Purchase-Savings Plan. As a result of the above, former employees of Carolina Pipeline Company, Inc., were Participants in the CPC Plan by virtue of account balances in the CPC Plan Trust and also Participants in this Plan by virtue of meeting the eligibility requirements and making appropriate contributions to this Plan. Effective June 10, 1986, the CPC Plan was merged into this Plan. All Participants with account balances in the CPC Plan Trust Fund on June 9, 1986, had such account balances transferred to this Plan on June 10, 1986, and will be eligible to receive benefits as set forth in the provisions of this Plan, as amended by the applicable provisions of Appendix I.

     Merger of SCANA Corporation Employee Stock Ownership Plan into the SCANA Corporation Stock Purchase-Savings Plan. Effective April 30, 1993, the SCANA Corporation Employee Stock Ownership Plan was merged with and into the SCANA Corporation Stock Purchase-Savings Plan. As a result of this merger, all account balances held under the ESOP were transferred to this Plan and became eligible to receive benefits as set forth in the provisions of this Plan, as amended by the applicable provisions of Appendix I.

                     ARTICLE II.  DEFINITIONS

     For the purpose of this Plan the following terms shall have the meanings as set forth below unless the context requires otherwise:


     2.01    Additional Contributions:  Eligible Earnings which a
Participant elects to contribute to the Plan in accordance with
Section 4.3.



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

     2.02 Adjustment Factor: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     2.03 Beneficiary: The surviving Spouse of the Participant, unless such surviving Spouse has previously consented to the designation of another person, estate, trust, or organization as Beneficiary in a writing acknowledging the effect of such designation, which writing is witnessed by a notary public. The Beneficiary of an unmarried participant or of a married Participant with consenting Spouse shall mean any person(s) who, or estate, trust, or organization which becomes entitled to receive benefits upon the death of a Participant. A Participant shall file with the Plan Manager a written designation of Beneficiary. Such a designation may be changed or revoked by a written notice filed with the Plan Manager; however, such a change must be properly consented to by the Participant's Spouse, if the Spouse is not named as Beneficiary. In the case of a Participant with no Spouse, any designation of a non-Spouse Beneficiary shall automatically be revoked upon the marriage or remarriage of the Participant. Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code) relating to a Participant's benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

     2.04 Break in Service: For periods of service occurring before July 1, 1989 (the date as of which all Employer
Contributions became fully vested pursuant to Article X):

            (a) A "Break in Service" means a 12-consecutive month period (Computation Period) during which an Employee does not have more than 500 hours of Service with the Employer.
           (b) An "Hour of Service" means each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer. Hours in which duties are performed shall be credited to the Computation Period in which the duties are performed. Hours in which no duties are performed but for which payment is made for reasons such as vacations, holidays, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence and hours for which back pay is awarded or agreed to shall be credited to the Computation Period to which the payment pertains. No duplicate credit shall be given on account of an award or agreement for back pay.

            (c) A "Year of Service" is a Computation Period during which the Employee completes at least
                  1,000 Hours of Service.

            (d)   "Computation Period" is the 12-consecutive month
                   period beginning with the day the Employee first performs an Hour of Service for the Employer and each anniversary thereof.

            (e) "Break in Service" shall have the following consequences:

                  (1) Employee with Vested Benefit: The pre-break and post-break Years of Service of an Employee who had satisfied the requirements of Article X for a vested benefit before commencement of a Break in Service shall be added together for the purpose of determining his or her rights and benefits.

                  (2) Employee with no Vested Benefit: The pre-break Years of Service of an Employee who had not earned a vested benefit before commencement of a Break in Service shall be lost unless (1) the Employee acquires at least 1,000 Hours of Service in a 12 - consecutive month period (Computation Period) which follows the Break in Service and (2) the number of consecutive one-year Breaks in Service is less than the number of earlier Years of Service or five, whichever is greater.

                  (3) Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Computation Period.

     2.05 Code: The Internal Revenue Code of 1986, as amended from time to time.

     2.06 Committee: The SCANA Corporation Stock Purchase-Savings Plan Committee appointed by the Chief Executive Officer of the Company is the administrator of the Plan. The members of the Committee shall serve at the pleasure of the Chief Executive
Officer.

     2.07 Common Stock: The common stock of SCANA Corporation, also referred to as "shares" or "stock" allocated or to be allocated to Participants' accounts.

     2.08  Company:  The term "Company" shall mean SCANA
Corporation.

     2.09 Controlled Group: All corporations or other trades or businesses which are affiliated with the Company to the extent required pursuant to the provisions of Section 414(b), (c), (m), or
(o) of the Code.

     2.10  Date of Distribution:  The date on which the Plan
Manager processes the distribution from the Participant's account, with shares valued for purposes of such Date of Distribution at the Valuation Price.

     2.11 Deferrals: Contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement on a pre-tax basis.

     2.12 Disability: A disability of the Participant that causes the Participant to be incapable of performing his customary duties and entitles the Participant to benefits under the SCANA Long Term Disability Plan.

     2.13 Eligible Earnings: An Eligible Employee's regular annual base wages or salary plus amounts deferred under Sections
4.1 and 4.3 of the Plan and pre-tax amounts deferred   under Code
Section 401(k) under any other plan of the Employer and amounts contributed by the Eligible Employee on a pre-tax basis under a cafeteria plan maintained by the Employer under Code Section 125. The term "Eligible Earnings" shall not include commissions, drawing accounts, bonuses, overtime, or any other special payments, fees and allowances. For Plan Years beginning after December 31, 1988, Eligible Earnings in excess of $200,000 shall be disregarded. For Plan Years beginning after December 31, 1993, Eligible Earnings in excess of $150,000 shall be disregarded. Such dollar limitations on Eligible Earnings shall be adjusted at the same time and in such manner as permitted under Code Section 401(a)(17) and the regulations and other guidance issued thereunder.

     2.14 Eligible Employee: An Employee who has attained age 18 and who receives Eligible Earnings from an Employer or would be receiving Eligible Earnings except for a leave of absence authorized by the Employer under the Employer's established personnel practices; provided, however, that any Employee otherwise eligible to become an Eligible Employee may voluntarily waive participation in the Plan. Notwithstanding the foregoing, the term Eligible Employee shall not include:

          (a) a leased employee as defined in Section 414(n) of the Code;

          (b) employees who do not receive payment for services directly from the Company's payroll; employees of employment agencies which are not members of the Controlled Group; and persons whose services are rendered pursuant to written arrangements which expressly recite that the service provider is not eligible for participation in the Plan.

     2.15 Employee: A common law employee of the Company or any member of the Controlled Group including employees covered by a collective bargaining agreement and a leased employee, as defined in Section 414(n) of the Code; provided, however, that the term "Employee" shall not include any leased employee (as defined in Section 414(n) of the Code) covered by a plan described in Section 414(n)(5) of the Code unless all leased employees constitute more than 20 percent of the total workforce of the Company and the Controlled Group.

     2.16 Employee Plans Committee: The Employee Plans Committee established by the Company's Board of Directors.

     2.17 Employer: The term "Employer" shall mean SCANA Corporation, South Carolina Electric & Gas Company, and South Carolina Pipeline Corporation. The term "Employer" shall also mean any other direct or indirect subsidiary corporation of SCANA Corporation the Board of Directors of which shall elect to have its Employees participate in this Plan, and as to which such election is also approved by the Board of Directors of SCANA Corporation; in this regard:

           (a) effective as to Eligible Earnings earned on and after March 7, 1992, South Carolina Real Estate Development Company, Inc. (SCANA Development Corporation following a name change authorized by the Board on August 25, 1993 and filed with the Secretary of State on August 26, 1993) and SCANA Communications, Inc. (formerly MPX Systems, Inc.) are participating Employers in the Plan for purposes of the participation of their Employees;

           (b) effective as to Eligible Earnings earned on and after July 16, 1992, SCANA Petroleum Resources, Inc. and SCANA Energy Marketing, Inc. (formerly SCANA Hydrocarbons, Inc.) are participating Employers in the Plan for purposes of the participation of their Employees;

           (c) effective as to Eligible Earnings earned on and after January 1, 1995, ServiceCare, Inc. is a participating Employer in the Plan for purposes of the participation of its Employees.

     2.18 Employer Contribution: A contribution made by an Employer pursuant to Article V.

     2.19  Highly Compensated Employee:  "Highly Compensated
Employees" include those Employees who meet the definition of "Highly Compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein. The term "Highly Compensated Employee" includes "Highly
Compensated Active Employees" and "Highly Compensated Former
Employees" and shall be determined as follows:

           (a)  A "Highly Compensated Active Employee" means an
                Employee of the Company or a member of the Controlled Group who during the current Plan Year performs services for the Company or a member of the Controlled Group and:

                (1)  received Compensation for the preceding Plan
                     Year in excess of $80,000 (adjusted at the same time and in the same manner as under
                     Section 415(d) of the Code),  or

                (2)  the Employee was at any time during the
                     current Plan Year or the preceding Plan Year a five percent (5%) owner of the Employer as defined in Section 416(i)(1) of the Code.

           (b) For purposes of determining Highly Compensated Employees, "Compensation" for a Plan Year shall be determined in the same manner as "Compensation" in
                Section 12.4 of the Plan, increased by Deferrals under this Plan and any pre-tax elective contributions under a cafeteria plan (as defined in Section 125 of the Code) maintained by the Company or similar contributions under a plan maintained by a member of the Controlled Group.

           (c) Notwithstanding the foregoing, the determination of Highly Compensated Employees may be made under the "top-paid group" election under the regulations or any other guidance issued pursuant to Code Section 414(q).

     2.20  Inactive Participant:  Any Eligible Employee or former
Eligible Employee who is not an active Participant in the Plan and who has amounts credited to his account under the Plan.

     2.21  Participant:  An Eligible Employee who is an active
Participant in the Plan and who has amounts credited to his account under the Plan.

     2.22  Plan:  The SCANA Corporation Stock Purchase-Savings
Plan, the Plan set forth herein, as amended from time to time.

     2.23  Plan Administrator:  The SCANA Corporation Stock
Purchase-Savings Plan Committee ("Committee").

     2.24 Plan Manager: The person appointed by the Committee to have primary responsibility for management of the regular operations of the Plan. The Plan Manager shall report to the Committee.

     2.25  Plan Year:  Effective January 1, 1989, the term "Plan
Year" shall mean the twelve (12) month period commencing
January 1st and ending on the last day of December next following. For purposes of this Plan, the plan year shall also constitute the "Limitation Year" for purposes of Section 415 of the Code.

     2.26  Regular Contributions:  Eligible Earnings which a
Participant elects to contribute to the Plan on an after-tax basis in accordance with Section 4.2.

     2.27 Spouse: That person who is legally married to the Employee according to the law of the Employee's residence.

     2.28 Termination of Employment: The ending of the employment relationship between the Employer and an Employee for a cause other than death. A leave of absence authorized by the Employer under the Employer's established and nondiscriminatory personnel practices is not a termination of employment. Notwithstanding the above, a transfer by a Participant from the Employer to another Controlled Group member which has not adopted this Plan shall not be deemed to be a Termination of Employment.

     2.29 Trust (or Trust Fund): The fund or funds maintained under the trust agreement executed between the Company and the Trustee to receive and invest the amounts contributed on behalf of Participants, and from which distributions will be made.

     2.30 Trustee: The individual(s) or corporation(s) appointed by the Company, pursuant to a trust agreement, to hold and manage the Trust Fund.

     2.31 Valuation Date: The last day of each calendar month, or any other date designated from time to time by the Plan Manager (including bi-weekly valuations, to the extent practicable), for determining the value of a Participant's account for all purposes under the Plan, including the determination of amounts available for loans, withdrawals, and distributions.

     2.32 Valuation Price: The average weekly sales price for Common Stock allocated to Participants' accounts sold on the New York Stock Exchange (NYSE) preceding the Date of Distribution for such shares. When no sales of Participant shares has occurred, the Valuation Price is the closing NYSE market price immediately preceding the Date of Distribution.


            ARTICLE III.  ELECTION OF PARTICIPATION

     3.1 Election to Participate: An Eligible Employee may elect to participate in the Plan by giving written notice to the Plan Manager on or before the day on which such Eligible Employee's participation is to commence. Such Eligible Employee's participation will commence as of the first day of the pay period which begins following the date the Employer receives the notice.

     3.2 Election Authorization: The notice of election to participate under Section 3.1 shall authorize either (a) an Eligible Earnings deferral election as permitted under Section 4.1 or (b) a payroll deduction election as permitted under Section 4.2. Such notice may also authorize additional contributions under the provisions of Section 4.3.

        ARTICLE IV.  EMPLOYEE DEFERRALS AND CONTRIBUTIONS

     4.1  Deferrals:  Subject to the applicable limitations of
Article XII, a Participant may elect on a form provided by the Employer to defer receipt on a pre-tax basis of 1, 2, 3, 4, 5 or 6 percent of Eligible Earnings under the Plan, such amount to be contributed to his account under the Plan.

     4.2 Regular Contributions: Subject to the applicable limitations of Article XII, instead of electing to defer receipt of a portion of his Eligible Earnings under Section 4.1, a Participant may elect on a form provided by the Employer to contribute to the Plan, by means of payroll deductions on an after-tax basis, 1, 2, 3, 4, 5 or 6 percent of Eligible Earnings, such amount to be contributed to his account under the Plan.
     4.3 Additional Contributions: Subject to the applicable limitations of Article XII, if a Participant has elected to defer receipt of a portion of his Eligible Earnings under Section 4.1 or has elected to make Regular Contributions under Section 4.2, he may authorize, on a form provided by the Employer, Additional Contributions of whole percentages from 1 percent to 9 percent of Eligible Earnings, which Additional Contributions may be made in the form of Deferrals on a pre-tax basis under Section 4.1 or Regular Contributions on an after-tax basis under Section 4.2.
Such Additional Contributions shall not be considered in determining the amount of Employer Contributions.
     4.4 Timing of Contributions: All Deferrals, Regular Contributions, and Additional Contributions shall be contributed to the Trust by the Employer as soon as practical after amounts are subject to payroll deduction, but in all events all such Deferrals and Contributions shall be contributed to the Trust by the Employer in accordance with the requirements set forth in regulations and other guidance issued by the Department of Labor.

     4.5 Changes in Contributions: Effective January 1, 1989, a Participant may change his contribution election under Sections 4.1, 4.2, and 4.3 as of the first day of the Plan Year which begins following the date the Plan Administrator receives a notice of change. Notice of any such change shall be given on a form to be provided by the Employer, signed by the Participant, and delivered to the Employer at least sixty (60) days before the first Plan Year affected by the change.

     4.6 Suspension of Contributions: A Participant may suspend Deferrals, Regular Contributions or Additional Contributions by giving written notice on a form provided by the Employer at least ten days before the start of the first payroll period affected by the suspension. On any pay day on which a deduction would normally be made from a Participant's Eligible Earnings, the deduction will be automatically suspended without notice if his net
Eligible Earnings due on such pay day is insufficient to permit the deduction to be made in full.

     A Participant whose Deferrals, Regular Contributions or
Additional Contributions have been suspended may resume contributions by executing a new authorization with his Employer.
The authorization shall be effective as soon as it is administratively feasible.

     4.7 Rounding of Amounts: Amounts of payroll deductions may be rounded or determined on a bracket basis in a manner determined by the Plan Manager for the purpose of facilitating administration of the Plan.

     4.8  Rollover Contributions:

          (a) An Employee, without regard to whether the Employee is an Eligible Employee or whether the Employee has elected to participate in the Plan, may, with the approval of the Committee, make a Rollover Contribution. Such Employee's Rollover Contribution shall be paid to the Trustee as soon as practicable and shall be credited to his Account, in accordance with his designation, as of the date the Rollover Contribution is made. An Employee may make a Rollover Contribution no more frequently than once every six months.

          (b) The term "Rollover Contribution" means the contribution of an "eligible rollover distribution" to the Trustee by the eligible Employee on or before the 60th day immediately following the day such Employee receives the "eligible rollover distribution" or a contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8) of the Code) in the form of a direct transfer under
               Section 401(a)(31) of the Code.

          (c)  The term "eligible rollover distribution" means:

               (1) part or all of a distribution to the Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution, the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, (a "conduit IRA"); or

               (2)  part or all of the amount (other than
                    nondeductible employee contributions) received by such Employee or distributed directly to this Plan on such Employee's behalf from an employee plan and trust described in Code
                    Section 401(a) which is exempt from tax under Code Section 501(a).

                    In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or conduit IRA other than any distribution: (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (ii) to the extent such distribution is required under Code Section 401(a)(9); (iii) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (iv) that is made to a non-spouse beneficiary.

               (d) Once accepted by the Trust, an amount rolled over pursuant to this Section 4.8 shall be credited to the Employees's "Rollover Contribution Account" under his Accounts, and thereafter, such Rollover Contributions shall be administered and invested in accordance with
                    Article VI and subject to the distribution provisions set forth in Articles VIII. The limitations of Article XII shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested. No Employer Contributions shall be made with respect to Rollover Contributions.


                    ARTICLE V.  EMPLOYER CONTRIBUTIONS

     5.1 Employer Contributions: Subject to the applicable limitations of Article XII, each Employer shall contribute, out of current or accumulated earnings as determined under generally accepted accounting principles and practices or from other sources of funds without regard to current or accumulated profits, on behalf of each of the Participants in its employ an amount equal to one hundred percent of all Deferrals and Regular Contributions under the provisions of Sections 4.1 and 4.2, to the extent such contributions, when combined, do not exceed six percent (6%) of Eligible Earnings. Employer Contributions will be made as soon as practicable after the end of each month. No Employer Contributions will be made with respect to Additional Contributions pursuant to
Section 4.3 or Rollover Contributions pursuant to Section 4.8.

     5.2 Corrective Contributions/Reallocations: If, with respect to a Plan Year, an administrative error results in a Participant's accounts not being properly credited with the amounts of Deferrals, Regular Contributions, Additional Contributions, Rollover Contributions, or Employer Contributions, or earnings on any such amounts, corrective Employer contributions or account reallocations may be made in accordance with this Section. Solely for the purpose of placing any affected Participant's account in the position that it would have been in if no error had been made, the Company may make additional contributions to such Participant's accounts, or the Committee may reallocate existing
Contributions among the accounts of affected Participants.

                      ARTICLE VI.  PLAN INVESTMENTS

     6.1  Employee Deferrals, Regular Contributions,  Additional
Contributions, and Rollover Contributions:  Effective November 1,
1988, all Deferrals, Regular Contributions,  Additional
Contributions, and Rollover Contributions made during any Plan Year shall be invested entirely in Common Stock.

     6.2  Employer Contributions:  Employer Contributions under
Article V shall be invested in Common Stock.

     6.3 Investments: All Deferrals, Regular Contributions, Additional Contributions, Rollover Contributions and Employer Contributions shall be transferred to the Trustee for investment in Common Stock. The Trustee shall invest such Deferrals, Regular Contributions, Additional Contributions, Rollover Contributions, and Employer Contributions in Company Stock as directed by the Plan Manager as a named fiduciary of the Plan.

     All funds which are to be invested in Common Stock shall be pooled and so invested each month and shall be proportionately allocated to the account of each Participant on whose behalf such purchase is made.

      When the Plan Manager shall direct the Trustee to purchase shares of Common Stock, the Trustee shall purchase shares of Common Stock in the open market or in privately negotiated transactions (as directed by the Plan Manager), or alternatively from SCANA Corporation holdings of authorized but unissued stock or of treasury stock as this latter alternative may be directed by SCANA Corporation in its sole discretion.

      (a) Where SCANA Corporation directs that authorized but unissued shares be acquired by the Trustee from SCANA
           Corporation, the pricing of these original issue shares will be determined as follows:

           (1)  Employee Deferrals , Regular Contributions,
                Additional Contributions and Rollover
                Contributions:

                Shares will be purchased at the closing NYSE market price on the last business day of the month in which the contributions were made.

                EX: Contributions from the 01/14/94 payroll will purchase at the closing NYSE market price on 01/31/94.

           (2)  Employer Contributions:

                Shares will be purchased at the closing NYSE market price on the last business day of the month for which the contributions are effective.

                EX: Employer Contributions matching the 01/14/94 and 01/28/94 payrolls will purchase at the closing NYSE market price on 01/31/94.

           (3)  Loan Principal and Interest Repayments:

                Shares will be purchased at the closing NYSE market price on the last business day of the month in which the repayments were collected.

                EX: Loan repayments received with the 01/14/94 and 01/28/94 payrolls will purchase at the closing NYSE market price on 01/31/94.

           (4)  Dividend Income:

                Shares will be purchased at the closing NYSE market price on the last business day of the month immediately preceding the dividend payment date.

                EX: Dividend income for the 01/01/94 dividend will purchase at the closing NYSE market price on 12/31/94.

           (5)  Contribution Interest Income:

                Shares will be purchased at the closing NYSE market price on the last business day of the month in which the interest was posted.

                EX: Contribution interest income posted 01/03/94 will purchase at the closing NYSE market price on 01/31/94.

           (6)  Dividend Interest Income:

                Shares will be purchased at the closing NYSE market price on the last business day of the month immediately preceding the next dividend payment date.

                EX: Dividend interest income associated with the 07/01/94 dividend will purchase at the closing NYSE market price on 09/30/94.

                For each of items 1 through 6 above, in the event the payday or last business day of the month referenced therein is not a trading date, the closing NYSE market price for the immediately preceding trading date will establish the purchase price per share.


      (b) Effective August 3, 1991, the Trustee shall, directly or via an agent, sell Participant shares in the open market on the NYSE in accordance with Article VIII of the Plan, to provide funds for cash-option withdrawals or distributions, and for fractional-share cash outs associated with either cash-option or share withdrawals or distributions. Shares existing in the account at the time the withdrawal or distribution request is received will be sold in the open market. Shares posted to the account during termination processing, due to receipt of final contributions, loan repayments and/or earnings, will be purchased by the Plan at the Valuation Price.

      (c) Effective August 3, 1992, the Trustee shall, directly or via an agent, sell Participant shares in the open market on the NYSE in accordance with Article IX of the Plan to provide funds to borrowing Participants as loan disbursements.

      (d) The purchase and sale prices of shares per items (a) through (c) above shall be averaged each month to determine a monthly per share value for allocating shares to the individual accounts.

     (e) The Trustee shall purchase shares of Common Stock, as directed by the Plan Manager as a named fiduciary, in the open market at the current market price or in privately negotiated transactions at a price and upon such terms as directed by the Plan Manager as a named fiduciary of the Plan. The purchase prices of the shares so acquired shall be averaged each month to determine a monthly per share value for allocating shares to the individual accounts.

      (f) In certain months the determination of a monthly per share value for purposes of allocating shares to individual accounts may involve the averaging of share prices obtained in both items (d) and (e) above. Common Stock purchased by the Trustee shall be carried in the Participant's accounts at the cost thereof to the Trustee, after deducting taxes and brokerage commissions, if any. Contributions made before November 1, 1988, which are to be invested in obligations of the United States Government shall, to the extent practicable, be invested in Series EE Savings Bonds and registered either in the name of the

           Participant or in the name and title of the Trustee. Purchases of such bonds shall be made by the Trustee each time the Participant's savings are sufficient to do so. The interests of Participants in Series EE Savings Bonds registered in the name and title of the Trustee shall be credited by the Trustee to the accounts of the respective Participants in the manner prescribed by the regulations of the United States Treasury Department relating to Series EE Savings Bonds.

     6.4 Earnings: Dividends on Common Stock shall, at the direction of the Plan Manager as a named fiduciary of the Plan, be invested in such stock. Interest on obligations of the United
States shall be reflected in the redemption value of such obligations.

     6.5 Uninvested Cash: Any uninvested cash in the account of a Participant at the end of a Plan Year may be carried over to the next Plan Year, if the Employee continues as a contributing
Participant, and then invested.


                ARTICLE VII.  INVESTMENT ACCOUNTS

     7.1 Separate Accounts: Separate accounts for each Participant for each Plan Year shall be set up to reflect the form and source of investment (Deferrals, Regular Contributions, Additional Contributions, Rollover Contributions, and Employer Contributions). The Committee shall establish a separate account for each Participant to which shall be credited the Participant's allocable share of:

          (a) Deferrals under Sections 4.1 and 4.3 (including any Qualified Nonelective Contributions treated as Salary Deferral Contributions under Section 12.10(d)) made on his or her behalf and the earnings and losses thereon, which separate account shall take into account gains, losses, withdrawals, and other credits or charges attributable to such amounts in accordance with the requirements of Treas. Reg. 1.401(k)-1(e)(3) and any further guidance issued thereunder;

          (b) Regular Contributions under Sections 4.2 and 4.3 made by a Participant and the earnings and losses thereon; and

          (c) Rollover Contributions under Section 4.8 made by an Employee and the earnings and losses thereon; and

          (d) Employer Contributions under Article V (including any Qualified Nonelective Contributions treated as Employer Contributions under Section 12.11(c)) made on his behalf and the earnings and losses thereon.

     Amounts allocated to a Participant's accounts for a Plan Year may be consolidated with amounts allocated for earlier Plan Years two years after the Plan Year has ended. Original investments and income therefrom shall be reflected separately in such accounts.

     7.2 Account Information: Shares of Common Stock shall be accounted for on the bases of both numbers of shares and cost of the shares to the Trustee. Obligations of the United States purchased before November 1, 1988, shall be accounted for on a cost basis. Notwithstanding anything to the contrary in the Plan, the fair market value of the Trust Fund shall be determined each Plan Year, as of the last day of the Plan Year. In accordance with the provisions of Article VI, shares of Common Stock are allocated to each Participant's accounts. The earnings and/or losses and increases/decreases in the fair market value of each Participant's account balance shall be determined as of each Valuation Date based on the number of shares in the Participant's accounts multiplied by the price of those shares on the Valuation Date. In addition to shares of Common Stock, to the extent any Participant's accounts are invested in cash as of the Valuation Date, earnings and/or losses and increases/decreases in the fair market value of each Participant's account balance are allocated to Participants' accounts in proportion to their account balances. The fair market value for the Trust Fund as a whole as of any Valuation Date shall be determined as the sum of the individual Participants' accounts.

     7.3 Applicable Valuation Date: Whenever a distribution or withdrawal by a Participant is made, the amount paid to the Participant shall be based on the value of his or her accounts as of the Valuation Date determined in accordance with Article VIII. Whenever a loan to a Participant is made, the amount of such loan shall be based on the value of his or her accounts as of the Valuation Date determined in accordance with Article IX.


              ARTICLE VIII.  WITHDRAWALS/DISTRIBUTIONS

     8.1  Withdrawals Before Termination of Employment:

          (a) Effective July 1, 1994, a Participant may elect at any time during the Plan Year to make withdrawals from his accounts in the order set forth in the list below. Except as provided in Sections 8.1(b) and
               (c), such withdrawals may not be made from any account until all accounts previously listed have been exhausted.

               (1)  An amount equal to all or part of the
                    Participant's before-1987 Regular Contributions made to his account under Section 4.3 to the extent required to exhaust such amounts.

               (2)  An amount equal to all or part of the
                    Participant's before-1987 Regular Contributions made to his account under Section 4.2 to the extent required to exhaust such amounts; provided, however, that if the value of all amounts attributable to Regular Contributions plus earnings thereon is less than the net amount of before-1987 Regular Contributions, no more than such value may be withdrawn.

               (3) An amount equal to or part of the remaining amounts allocated to the Participant's Regular Contributions accounts under Section 4.3.

               (4) An amount equal to all or part of the remaining amounts allocated to the Participant's Regular Contribution accounts under Section 4.2.

               (5) An amount equal to all or part of the amounts allocated to the Participant's Rollover
                    Contribution account under Section 4.8.

               (6) If the Participant is credited with at least 60 months of participation in the Plan, an amount equal to all or part of the amounts allocated to his Employer Contributions account.

               (7) If the Participant is credited with less than 60 months of participation in the Plan, an amount equal to all or part of the amounts allocated to his Employer Contributions account which have been so allocated for at least two years following the close of the Plan Year of contribution.

          (b) A Participant may at any time after reaching age 59 1/2 and after having exhausted the amounts described in
               Section 8.1(a)(1) through (5) elect to make withdrawals from his Deferral Account. The Participant, in application for such withdrawal, shall include evidence of the Participant's age and a statement of any other facts required by the Plan Manager.

          (c) Hardship Withdrawals: A Participant may request a withdrawal from his Deferral account in the order set forth in Section 8.1(e) if he suffers a hardship. Effective January 1, 1989, a hardship will be determined by the Plan Manager to exist if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant, and if funds to alleviate such financial need are not reasonably available from other resources, including those assets of the Participant's spouse and minor children (not to include any property held under the Uniform Gifts to Minors Act) that are reasonably available to the Participant. A withdrawal is deemed to be on account of an immediate and heavy financial need of the Participant and will be permitted under this Plan, only if the withdrawal is for:

                     (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care prescribed in Code Section 213(d);

                     (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                     (3) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents
                     (as defined in Code Section 152);

                     (4) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

                     (5) Any other deemed need as may be authorized by the Commissioner of the Internal Revenue Service through the publication of Revenue Rulings, Notices, or other documents of general applicability.

                     A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Participant. The determination of whether any such immediate and heavy financial need exists shall be based upon a nondiscriminatory, objective review of all relevant facts and circumstances by the Plan Manager.

          (d) Hardship withdrawals shall be carried out under the following rules:

                     (1) The withdrawal date and eligible withdrawal amount (excluding post 1988 earnings) shall be fixed by the Plan Manager after application by the Participant under procedures approved by the Committee.

                     (2) The application for withdrawal shall include a signed notarized statement of the facts causing financial hardship and any other facts required by the Plan Manager. The application will state that the Participant's need can not be relieved through any other resources such as reimbursement or compensation by insurance or otherwise, reasonable liquidation of assets available to the Participant as noted in Subsection (c) above to the extent such liquidation would not cause an immediate and heavy financial need, stopping deferrals or after-tax employee contributions, or other distributions or nontaxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable terms.

                     (3) The Plan Manager may delay, upon circumstances of reasonable cause, payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary assets or for other pertinent reasons.

                     (4) Accounts shall be adjusted as of the last regular or special Valuation Date on or before the withdrawal unless the Plan Manager elects to have a special Valuation Date, which will then control.

                     (5) The withdrawal may not be in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                     (6) The Participant must obtain all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer, including nonqualified plans of the Employer, before a hardship withdrawal will be allowed. Notwithstanding the foregoing, if taking such a nontaxable loan would not alleviate the financial hardship for the Participant or if repayment of such a loan would cause the Participant to incur a financial hardship, taking of such a loan shall not be required.

                     (7) After the Participant receives his hardship withdrawal, the Plan Manager will suspend his employee contributions to this Plan (to include all Deferrals, Regular Contributions and Additional Contributions) and shall cause his employee contributions to be suspended as to any other plan of deferred compensation, qualified or nonqualified (but not including any health or welfare benefit plan), maintained by the Employer for a period of 12 months, and the Participant will consent to this suspension in writing on a form to be furnished by the Plan Manager.

                     (8) The Participant's $7,000 (indexed) annual limitation on his Deferrals, as imposed by Code
                     Section 402(g) and provided for in Section 12.9 of the Plan (Maximum Amount of Deferrals), for the Plan Year following the Plan Year in which he received his hardship withdrawal will be reduced by the amount of the Deferrals that he made during the Plan Year in which he received his hardship withdrawal.

                     (e) Hardship Withdrawals shall be charged in the following order:

                         (1)Deferral Accounts under Section 4.3.

                         (2)Deferral Accounts under Section 4.1.

     8.2 Frequency of Withdrawal: A Participant may make a withdrawal under Section 8.1(a) or 8.1(b) once in any six month period.

     8.3 Form of Withdrawal: Effective October 11, 1991, withdrawals may be in kind (Common Stock or obligations of the United States), except for (a) uninvested cash, and (b) cash for fractional shares in accordance with Section 8.10, or may in the alternative at the written election of the Participant be wholly in cash with respect to SCANA Corporation Common Stock only, the cash alternative to be based on the Valuation Price.

     Effective August 3, 1992 regarding the cash-option alternative, the Trustee shall, at the direction of the Plan Manager as a named fiduciary of the Plan, directly or via an agent, sell Participant shares of Common Stock in the open market on the NYSE; the number of shares to be sold in the open market and the authorization for such sale shall be specified on form(s) approved by the Plan Manager, who shall directly or via duly designated Company employee(s) review the same, and following approval, direct the Trustee to carry out the sale of shares indicated. The Participant shall bear all risk of a declining market price to the time of sale, and the sales commissions and any transactional taxes inherent to the sale and payable at such time shall be charged to the Participant's account and paid from the sales proceeds, the net amount being distributable.

     8.4 Notice of Withdrawal: Notice of withdrawal must be given by a Participant in writing at least sixty (60) days (or such lesser number of days as the Committee may specify) prior to the date of withdrawal. Such notice must be given to the Plan Manager on a form provided by the Plan Manager for such purpose specifying that the Participant elects a withdrawal option set forth in
Section 8.1. Subject to Section 8.14 (Direct Rollover Distributions), payment pursuant to such notice shall be made as soon as practicable upon receipt by the Employer. Notwithstanding the foregoing, no withdrawal may be made under this Article VIII by a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of written notice that a qualified domestic relations order affecting a Participant's account is being sought, it may prohibit such Participant from making a withdrawal under this Article VIII until a final determination with respect to such order has been made (or a determination has been made that such order will not be submitted within a reasonable period of time after the Committee was notified of such an order). Finally, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's account, it may prohibit such Participant from making a withdrawal under this Article VIII until the alternate payee's rights under such order are satisfied.


                      DISTRIBUTIONS

     8.5  Distribution on Termination of Employment or Disability:
In the event of Termination of Employment of a Participant or the Participant's Disability, he shall be eligible to receive, in a single sum, the balance of shares of Common Stock in his entire account, in cash or in kind, subject to the remaining provisions of this Article VIII.

     8.6 Distribution on Death: If a Participant's employment with an Employer is terminated by reason of death, or the Participant's death occurs after Termination of Employment and before a distribution of his account has been made, the entire balance of shares of Common Stock credited to the Participant's account shall be distributed to the Participant's Beneficiary in a single sum, in cash or in kind, as determined under Section 8.9. Such distribution shall be made as soon as practicable after the Participant's death and in no event later than 60 days after the close of the Plan Year in which that death occurs. In the case of distributions to surviving Spouses, the direct rollover provisions of Section 8.14 shall apply.

     8.7 Promptness of Distribution: If the market value of the Common Stock allocated to a Participant's account does not exceed $3,500, determined as of the Valuation Date coincident with or immediately following his Termination of Employment, a distribution of the amounts allocated to his account shall be made to him as soon as practicable thereafter. If the market value of the Common Stock allocated to a Participant's account exceeds $3,500, determined as of the Valuation Date coincident with or immediately following his Termination of Employment, a distribution of the amounts allocated to his account shall be made to him as soon as practicable after he consents to the distribution in writing and on a form provided by the Committee to receive a distribution of the Participant's account. If such a Participant terminates employment before age 65 and fails to consent to a distribution as soon as practicable after his Termination of Employment, such a distribution may be made upon the Participant's request in which case, the distribution will be determined as of the Valuation Date coincident with or immediately following such Participant consent. In all events, however, distribution shall be made as soon as practicable after the earlier of his attainment of age 65 or death and in no event later than 60 days after the Plan Year in which the earlier of his attainment of age 65 or death occurs. Notwithstanding the foregoing, all distributions shall be made in accordance with the remaining provisions of this Article VIII.

     8.8 Amount of Distribution: A distribution from a Participant's account shall include all amounts vested under
Article X.

     8.9 Form of Distribution: Distributions may be in kind (SCANA Corporation Common Stock or obligations of the United States), except for (a) uninvested cash, and (b) cash for fractional shares in accordance with Section 8.10, or may in the alternative at the written election of the Participant (or of the surviving spouse or other beneficiary in the event of death) be wholly in cash with respect to Common Stock. Effective August 3, 1992, to effectuate the cash alternative, the Trustee shall, at the direction of the Plan Manager as a named fiduciary of the Plan, directly or via an agent, sell Participant shares in the open market on the NYSE; the Participant shall bear all risk of a declining market price to the time of sale, and the sales commissions and any transactional taxes inherent to the sale and payable at such time shall be charged to the Participant's account and paid from the sales proceeds, the net amount being distributable. The number of shares to be sold in the open market and the authorization for such sale shall be specified on form(s) approved by the Plan Manager, who shall directly or via duly designated Company employee(s) review the same, and following approval, direct the Trustee to carry out the sale of shares indicated. However, in those circumstances where, subsequent to termination processing due to receipt of amounts attributable to final contributions and/or allocated earnings, there are amounts that were not previously recognized, such amounts shall be paid in cash.

     8.10 Fractional Shares: No fractional shares of Common Stock shall be distributed. The amount of cash for fractional shares shall be based on the Valuation Price of the stock as of the Date of Distribution.

     Any fractional share associated with a Participant's requested cash-option or share-option Withdrawal or Distribution will either be valued and purchased by the Trustee on behalf of the Plan at the appropriate Valuation Price, or, depending upon the circumstances, may be sold on the NYSE in aggregation with the fractional shares of other similarly situated Participants as part of some whole number of shares with the net proceeds allocated among the respective Participants.

     8.11  Limitations on Commencement of Benefits:

               (a)Required Benefit Commencement -- In General. Unless the Participant elects otherwise, the payment of the Participant's benefits will not commence later than the 60th day after the end of the Plan Year in which occurs the latest of the date when: (1) the Participant reaches age 65; (2) the tenth anniversary of the date the Participant commenced participation in the Plan; or
               (3) the Participant's employment termination date.

               (b)Minimum Required Distributions After Age 70 1/2:

                     (1)Notwithstanding any other provision of the Plan, at the Participant's election, each Participant's entire interest in the Plan will be distributed, or minimum distribution of a Participant's interest in the Plan will commence, no later than the April 1 following the calendar year in which the
                     Participant reaches age 70 1/2, whether or not the
                     Participant has then terminated employment.   Prior
                     to January 1, 1997, in the absence of any election by the Participant, minimum annual distributions will commence to be paid no later than the required beginning date. In accordance with Code Section 401(a)(9) and the regulations thereunder, a minimum distribution shall be in an annual minimum amount calculated with respect to the period of the life expectancy of the Participant.

                     (2)Effective January 1, 1997, if a participant shall attain age 70 1/2 on or after January 1, 1997 or attained age 70 1/2 on or after January 1, 1996 and has not yet commenced receiving minimum required distributions in accordance with Code Section 401(a)(9) prior to January 1, 1997, such participant shall commence receiving minimum required distributions in accordance with the requirements of the Code and the regulations and other guidance thereunder not later than the "required beginning date," which shall be the April 1 following the close of the later of (i) the calendar year in which the participant attains age 70 1/2, or (ii) the calendar year in which the participant terminates employment.

                     (3)Life expectancy will not be recalculated annually for purposes of determining required minimum distribution amounts for any such minimum distribution required to be made on and after the required beginning date.

                     (4)Computation of a required minimum distribution amount shall take into account the applicable incidental benefit requirements of Code Section 401(a)(9) and the regulations thereunder.

                     (5)Any other applicable provisions concerning minimum required distributions as are prescribed by Code
                     Section 401(a)(9) and the regulations issued thereunder shall also be complied with and are hereby incorporated by reference.

                     (6)In the event that a Participant dies after minimum required distributions have begun to be made, the balance credited to the Participant's account will be distributed in accordance with the procedure of
                     Section 8.6 of the Plan.

     8.12 Employee Transfers from the Employer to a Controlled Group Member: A transfer by a Participant from the Employer to another Controlled Group Member which has not adopted this Plan shall not affect his Participation under this Article VIII of the Plan, nor, for purposes of the Plan, shall it be deemed to be a Termination of Employment.

     8.13 Distributions with Respect to Qualified Domestic Relations Orders: Distributions may be made in accordance with the terms of a Qualified Domestic Relations Order ["QDRO," as defined by Code Section 414(p)], to an Alternate Payee [as defined by Code
Section 414(p)(8)] in the form of distribution otherwise provided for under this Article VIII with respect to a Participant. In all events, immediate distributions may be made pursuant to the terms of a QDRO even before the Participant has attained "earliest retirement age," as defined in Code Section 414(p). Further, if the Committee is in receipt of written notice that a QDRO affecting a Participant's account is being sought, it may prohibit such Participant from commencing to receive a distribution until a final determination with respect to such order has been made (or a determination has been made that such order will not be submitted within a reasonable period of time after the Committee was notified of such an order). The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly.

     8.14  Direct Rollover Distributions:

               (a)At the written request of a Participant, a surviving Spouse of a Participant, or a Spouse or former Spouse of a Participant that is an alternate payee under a Qualified Domestic Relations Order, under Section 8.14 (referred to as the "distributee") and upon receipt of the written direction of the Committee or its designee, the Trustee shall effectuate a Direct Rollover Distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an Eligible Retirement Plan. Such amount may constitute all or any whole percent of any distribution from the Plan otherwise to be made to the distributee, provided that such distribution constitutes an Eligible Rollover Distribution. All Direct Rollover Distributions shall be made in accordance with the following Subsections 8.14(b) through 8.14(h).

               (b)A distributee may not elect to have a Direct Rollover Distribution made to more than one Eligible Retirement Plan.

               (c)Direct Rollover Distributions shall be made, in accordance with such forms and procedures as may be established by the Committee, in shares of Common Stock otherwise distributable under the Plan to the distributee, with cash for fractional shares of Common Stock, which shares shall be registered in a manner necessary to effectuate a Direct Rollover Distribution; provided, however, that the distributee may request that such Direct Rollover Distribution be made entirely in cash in the manner described above and in accordance with the terms of the Plan governing cash distributions in this Article VIII.

               (d)No amounts of Regular Contributions under Sections 4.2 or 4.3 may be distributed to an Eligible Retirement Plan through a Direct Rollover Distribution.

               (e)No Direct Rollover Distribution shall be made unless the distributee furnishes the Committee with such information as the Committee shall require and deems to be sufficient.

               (f)A distributee may elect to divide an Eligible Rollover Distribution into two components, with one portion paid as a Direct Rollover Distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the Direct Rollover Distribution is at least equal to $500.

               (g)No Direct Rollover Distributions shall be permitted unless the amount of the distribution exceeds $200.

               (h)Direct Rollover Distributions shall be treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

     8.15 Definitions: For purposes of Section 8.14, the following terms have the following meanings:

               (a)The term "Direct Rollover Distribution" means a payment by the plan to the Eligible Retirement Plan specified by the distributee.

               (b)The term "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that, subject to the regulations and other guidance issued pursuant to Sections 402(c) and 401(a)(31) of the Code, an Eligible Rollover Distribution does not include:

                     (1)any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

                     (2)any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; or

                     (3)the portion of any distribution that is not includible in gross income (determined with regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (c)The term "Eligible Retirement Plan" means any individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
               Section 408(b) of the Code, an annuity plan described in
               Section 408(c) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution.
               However, in the case of an Eligible Rollover
               Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity."


                ARTICLE IX.  LOANS TO PARTICIPANTS

     9.1 Amount of Loan: Loans from the Plan may be made to all Participants and Beneficiaries who are "parties in interest" within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended. Such individuals are referred to
herein as "Eligible Borrowers."   An Eligible Borrower may request
a loan from his Deferral, Regular Additional, and Rollover Contribution accounts, including increments attributable to earnings thereon. The Plan Manager shall, in the exercise of uniform and nondiscriminatory procedures, grant such loan request where the requested loan amount when added to the outstanding balance (if any) of all other loans to the Eligible Borrower from this Plan, does not exceed the lesser of:

               (a)$50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Eligible Borrower during the 1-year period ending on the day before the date on which the latest such loan is made, over the outstanding balance of loans from the Plan to the Eligible Borrower on the date on which the latest such loan is made, or

               (b)one-half of the present value of the Eligible Borrower's entire interest in the Plan,

except that an Eligible Borrower's application for a loan to acquire his principal residence must evidence compliance with Code purposes and provisions as indicated in Section 9.2(c).

     9.2 Terms of Loan: In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

               (a)An application for a loan by an Eligible Borrower shall be made in writing to the Plan Manager.

               (b)The period of repayment for any loan, except as set forth in Subsection (c) below, shall be arrived at by mutual agreement between the Plan Manager and the borrower. The terms of each loan shall require repayment on a substantially level amortization basis (with payments not less frequently than quarterly) over a period not to exceed five (5) years except as may otherwise be applicable with respect to an approved leave of absence without pay per Subsection (d) below or as otherwise provided in Subsection (c) below.

               (c)Notwithstanding the above, the period of repayment for any loan used to acquire the principal residence of an Eligible Borrower shall be arrived at by mutual agreement between the Plan Manager and the borrower.
               The applying Eligible Borrower shall provide such documentation as shall be required in the discretion of the Plan Manager to assure compliance with Code purposes for principal residence acquisition loans where the Eligible Borrower is seeking a loan term greater than five (5) years. The Plan Manager shall not approve such loan for a term greater than five (5) years where Code compliance is not evidenced.

               (d)Loan Payment Suspension During Approved Leave of Absence without Pay.

                     (1)The level amortization requirement does not apply to a period of up to one year during which the Eligible Borrower is on a leave of absence without pay which has been properly approved by the Employer of the Eligible Borrower. However, interest shall continue to accrue during such period of nonpayment. Except as otherwise provided below, if the Eligible Borrower does not pay all of the interest accrued during the period of leave promptly upon returning to work, the loan shall be reamortized as a new, refinanced loan (which may constitute a second refinancing of the original loan as an exception to the one-refinancing rule of Subsection (j)(1)) to establish a new level payment schedule over the remaining period of the original loan term as reduced by the period of leave using the loan balance inclusive of the unpaid accrued interest amounts; if the Eligible Borrower does promptly upon returning to work pay all interest accrued during the period of leave, a revision of payment amounts and due dates to assure compliance with the applicable loan term limitation may yet require refinancing.

                     (2)The period of a leave of absence without pay shall not extend the term of the loan, as based upon the date of the original loan, beyond the term limitations noted with respect to refinancing Subsection (j)(3)(C). Thus, in the circumstance where it is reasonably anticipated that the period of a leave of absence without pay would terminate at, after or within 6 months before the expiration of the applicable loan term limitation, the Eligible Borrower will be required to continue making payments according to the initial level amortization schedule during the period of leave.

               (e) Each loan shall be made against collateral which must include, but need not be limited to, that portion of the borrower's Deferral, Regular , Additional and Rollover Contribution Accounts to the maximum extent of 50 percent of his entire interest in the Plan supported by the borrower's collateral promissory note payable to the Plan.

               (f)Each loan shall bear interest at a reasonable rate established by the Plan Manager. In determining such interest rate, the Plan Manager shall take into consideration interest rates being charged by banks or other financial institutions for comparable loans at the time the loan is made.

               (g)The minimum loan amount shall be determined by the Plan Manager but shall not be less than $500.

               (h)Repayment of loans shall be made by payroll deduction. An Eligible Borrower waives any right to discontinue payroll deductions for loan payment purposes until the promissory note is paid in full. Notwithstanding the foregoing, an Eligible Borrower may prepay the entire amount due under the loan at any time without penalty; partial prepayments are not allowed.

               (i)Effective August 3, 1992, an Eligible Borrower may have two (2) loans from this Plan outstanding at a time, one
               (1) of which may be a loan for the acquisition of the Eligible Borrower's principal residence which has a term greater than five (5) years.

         (j)   Effective August 3, 1992:

                  (1)Each loan may be refinanced one (1) time after
                     thirteen (13) scheduled payments have been made, except as otherwise provided in Subsection (d)(1).

                  (2)Loans made prior to August 1, 1992 that have
                     previously been refinanced under Plan rules applicable at the time will not be eligible for refinancing on or after August 3, 1992.

                  (3)  (A)Loan refinancing will not extend the term of
                          the original loan, calculated from the
                          original date of the loan, so as to exceed the five (5) year term limitation applicable to loans other than to a loan used to acquire the principal residence of the Eligible Borrower.

                       (B)The refinancing of a loan used to acquire the
                          principal residence of an Eligible Borrower will not extend the term of the original loan, calculated from the original date of the loan.

                    (4) (A)  (i)Refinancing shall not require that the
                                Eligible Borrower borrow any additional
                                amount, except as is inherent in the
                                reamortization of a loan to include
                                unpaid interest following an approved
                                leave of absence without pay per
                                Subsection (d)(1) above.

                            (ii)Effective December 1, 1995,
                                refinancing shall not be permitted for
                                the purposes of borrowing an additional
                                amount.

                       (B)The refinancing of a loan used to acquire the
                          principal residence of an Eligible Borrower shall not involve the borrowing of any additional amount, except as is inherent in the reamortization of a loan to include unpaid interest following an approved leave of absence without pay per Subsection (d)(1) above.

               (k)(1)Assets in the Deferral, Regular , Additional and/or
                     Rollover Contribution account(s) [prior to January 1, 1992, Deferral account only] in an amount equal to the amount of such loan shall, at the direction of the Plan Manager as a named fiduciary of the Plan, be converted to cash, then the amount of such loan shall be transferred to a special loan account in the name of the Eligible Borrower. As of the last day of each month following the making of the loan and until the loan is repaid, all payments of the loan, including interest, shall be reallocated from the Eligible Borrower's loan account and shall, at the direction of the Plan Manager as a named fiduciary of the Plan, be reinvested in shares of Common Stock. Until such reinvestment in Common Stock, such payment shall be invested by the Trustee as directed by the Plan Manager as a named fiduciary of the Plan.

                  (2)Effective August 3, 1992, the Company shall not
                     time the making of cash contributions to the Trustee for the latter's purchase of loan shares from Eligible Borrower accounts to provide funds for loan disbursement. An Eligible Borrower shall specify and authorize a whole-share amount from his account -- first from Deferral Contributions, if any, then from Rollover Contributions, if any, and then from Regular Contributions as necessary -- to be sold in the open market on the NYSE by or on behalf of the Trustee, at the direction of the Plan Manger, after which the proceeds, net of sales commissions and any related transactional taxes inherent to the sale and payable at such time, shall be treated as the loan amount, and shall be so indicated in the promissory note signed by the Eligible Borrower. The Eligible Borrower shall bear all risk of a declining market price to the time of sale. The number of shares to be sold in the open market and the authorization for such sale shall be specified on form(s) approved by the Plan Manager, who shall directly or via duly designated Company employee(s) review the same, and following approval, as a named fiduciary of the Plan, direct the Trustee to carry out the sale of shares indicated.

            (l)Upon Termination of Employment or death, the outstanding balance of the loan plus interest due must be repaid in full before any distribution will be made to the Eligible Borrower or the Eligible Borrower's Beneficiary. In the absence of such repayment, the value of the Eligible Borrower's account shall be reduced by the amount outstanding on the loan and the net amount shall be distributed to the Eligible Borrower or Beneficiary. The Eligible Borrower's consent to the loan shall be treated as a consent to a reduction in his account balance in the event of a failure to repay such loan. The amount of such account adjustment shall be treated as a distribution under the Plan. Under no circumstances, however, shall any unpaid loan be charged against an Eligible Borrower's Account so long as he remains employed by the Employer unless a distribution of Deferrals could otherwise be made under Section 401(k) of the Code and the regulations issued thereunder.

            (m)Any scheduled loan payment shall be regarded as
               delinquent upon the 15th day following the due date. If substantially level repayments of an Eligible Borrower's loan are not made at least quarterly, such loan shall be treated as in default and the entire amount outstanding on such loan shall become immediately due and payable. In no event, however, shall a foreclosure on such loan (by reduction of the Eligible Borrower's account balance) occur earlier than the time permitted for distributions under Section 401(k) of the Code and the regulations issued thereunder. The foregoing provisions shall not apply during the period of suspension of loan payments during an Employer approved leave of absence without pay which satisfies the provisions of Subsection (d) above.

            (n)Notwithstanding anything herein to the contrary, no
               loans may be made under this Article IX by an Eligible Borrower during the period in which the Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower's account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of written notice that a qualified domestic relations order affecting an Eligible Borrower's account is being sought, it may prohibit such Eligible Borrower from making a loan under this Article IX until a final determination with respect to such order has been made (or a determination has been made that such order will not be submitted within a reasonable period of time after the Committee was notified of such an order). If the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's account, it may prohibit such Eligible Borrower from making a loan under this Article IX until the alternate payee's rights under such order are satisfied. A domestic relations order shall not be qualified if it attempts to assign to an alternate payee an amount in excess of the non-loaned portion of any Participant's account. No alternate payee shall be eligible for a loan under this Plan unless the alternate payee otherwise qualifies as an Eligible Borrower as defined in Section 9.1.

            (o)Loan repayments will be suspended under the Plan as
               permitted under Section 414(u) of the Code.

     9.3 Commencement of Loans: No loans shall be made under this Article prior to January 1, 1987.

     9.4 Employee Transfers from the Employer to a Controlled Group Member: A transfer by an Eligible Borrower from the Employer to another Controlled Group Member which has not adopted this Plan shall not affect his Participation under this Article IX of the Plan, nor, for purposes of the Plan, shall it be deemed to be a Termination of Employment.

     9.5 Specific Information: The Committee must adopt, announce, and publish as part of this Plan, additional rules on borrowing under the Plan that are not inconsistent with the provisions of the Plan and this Section 9. These rules on the administration of this Plan's loan program must include rules and provisions on:

            (a)the persons or positions authorized to assist in the
               administration of the loan program;

            (b)the procedure for applying for loans;

            (c)the basis on which loans will be approved or denied;

           (d)the limitations (if any) on the types and amounts of loans offered;

           (e)the procedure for determining a reasonable rate of interest;

           (f)the types of collateral that may secure a loan; and

           (g)the events that constitute a default and the steps that will be taken to preserve Plan assets in the event of such default.

                        ARTICLE X.  VESTING

     10.1 Vesting : A Participant's Deferral, Regular, Additional and Rollover Contribution accounts (and earnings thereon) shall be fully vested and nonforfeitable at all times. Employer contributions made under Article V with respect to any Plan Year and earnings thereon shall be fully vested and nonforfeitable at all times.

     10.2 Employee Transfers from the Employer to a Controlled Group Member: A transfer by a Participant from the Employer to another Controlled Group Member which has not adopted this Plan shall not affect his participation under this Article X of the Plan, nor, for purposes of the Plan, shall it be deemed to be a Termination of Employment.

                    ARTICLE XI.  FORFEITURES

     11.1 Termination of Employment: Unless vested under Article X, Employer Contributions and earnings thereon shall be forfeited upon Termination of Employment.

     11.2 Repayments: A reemployed Participant who received a distribution from the Plan as a result of a Termination of Employment and forfeited any Employer Contributions on account of such prior distribution (based on the vesting requirements in effect prior to July 1, 1989), may repay the full amount of the distribution provided the Participant is reemployed before incurring five consecutive Breaks in Service and repays the distribution within five years of reemployment. All repayments and forfeitures shall be credited to the Participant's Regular Contribution account under Section 4.2 for the year of repayment. All repayments shall be made in accordance with uniform rules adopted by the Committee.

     11.3 Lost Participants or Beneficiaries: If a Participant or Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the Plan, the amounts in the Participant's account shall be forfeited; provided, however, that such forfeited amount shall be restored (without earnings) if, at any time, the Participant or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of their identity and right to make such claim to the Committee, filed a written request for such benefit with the Committee.

     11.4 Application of Forfeitures: All amounts which are forfeited under this Article shall be applied to reduce any subsequent contributions of the Employer by which the Participant is employed at the time of the forfeiture. If the Plan is terminated or if Employer Contributions are completely discontinued, forfeitures shall be credited ratably to the accounts of all Participants at the time of termination or discontinuance of contributions. In all cases, forfeitures shall be so applied no later than as of the end of the Plan Year in which the forfeiture occurs.


        ARTICLE XII.  LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

     12.1  Definition of Annual Additions:  For purposes of the
Plan, Annual Addition shall mean the amount allocated to a Participant's account during the Limitation Year that constitutes:

           (a)  Employer Contributions,

           (b)  Employee Contributions

           (c)  Forfeitures, and

           (d)  Amounts described in Sections 415(l)(1) and
                419A(d)(2) of the Code.

     12.2 Maximum Annual Addition: The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

           (a)  the Defined Contribution Dollar Limitation, or

           (b) 25 percent of the Participant's Compensation, as defined in Section 12.4.

      12.3 Limitation on Annual Additions: If, notwithstanding the foregoing provisions of Section 12.2, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of the allocation of forfeitures, a reasonable error in estimating the Participant's compensation, a reasonable error in determining the amount of Deferrals that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Internal Revenue Service approves, the excess amounts attributable to Deferrals may be returned to the affected Participant to the extent necessary to reduce the excess amounts in the Participant's Accounts. Such returned amounts shall not be taken into account in applying the limitations of Section 12.10. To the extent excess amounts remain in the Participant's Accounts,

             (a)so much of the Participant's contributions which cause
               the Participant's accounts to exceed the maximum Annual Additions shall be returned to the Participant in the following order:

                    (1)Regular Contributions under Section 4.3

                   (2)Regular Contributions under Section 4.2, and

            (b)to the extent excess amounts remain in the Participant's
               Accounts, such excess shall be utilized to reduce future Employer Contributions on behalf of the Participant for the next succeeding Limitation Year and succeeding Limitation Years as necessary. If the Participant is no longer employed in such a succeeding Limitation Year, such excess amounts will be held unallocated in a suspense account which shall be used to reduce future Employer Contributions on behalf of the other Participants entitled to an allocation.

      12.4  Definitions:  For purposes of Section 12.2:

            (a)Defined Contribution Dollar Limitation shall mean
               $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

            (b)Compensation shall mean wages within the meaning of
               Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to an Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), and shall not include all amounts currently not included in the Employee's gross income by reason of Sections 125 and 402(e)(3) of the Code.

            (c)Limitation Year shall mean the Plan Year.

     12.5  Special Rules:

            (a)The Compensation limitation referred to in Section
               12.2(b) shall not apply to:

                     (1)Any contribution for medical benefits (within
                        the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

                     (2)Any amount otherwise treated as an Annual
                        Addition under Section 415(l)(1) of the Code.

            (b)Recomputation Not Required.  The Annual Addition for any
               Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

            (c)Adjustment of Defined Benefit Plan Fraction.  If the
               Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined benefit plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code (as revised by this Section) does not exceed 1.0 for such Limitation Year.

     12.6  Limitation of Benefits and Contributions:

            (a)If an Employee is or was a Participant in one or more
               defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction (as defined herein) shall not exceed 1.0 for any year. If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed 1.0 in any year for any Participant in this Plan, the Employer shall adjust the numerator of the Defined Benefit Plan Fraction so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not be in excess of 1.0 in any year for such Participant in accordance with the provisions set forth above, specifically incorporated by reference thereto.

            (b)For the purpose of this section, the term "Defined
               Benefit Plan Fraction" for any year shall mean a fraction, the numerator of which is the projected annual benefit payable to a Participant as of the close of the then current year under all plans maintained by the Employer and the denominator of which is the lesser of:

                  (1)The product of 1.25 multiplied by the maximum
                     dollar limitation for the Plan Year concerned as provided under Internal Revenue Code Section 415, or

                  (2)The product of 1.4 multiplied by the applicable
                     percentage of compensation limit as defined for this purpose under Internal Revenue Code section 415.

            (c)The term "Defined Contribution Plan Fraction" for any
               year shall mean a fraction the numerator of which is the aggregate amount of annual additions made to a Participant's accounts under all plans maintained by the Employer as of the close of the then current year and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer:

                  (1)The product of 1.25 multiplied by the maximum
                     dollar limitation for the Plan Year concerned as provided under Internal Revenue Code Section 415, or

                  (2)The product of 1.4 multiplied by the applicable
                     percentage of Compensation limit as defined for this purpose under Internal Revenue Code section 415.

     12.7 Transitional Rule: At the Committee's election, with respect to any year ending after December 31, 1982, the amount taken into account in determining the Defined Contribution Plan Fraction with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of
(a) and (b), where:

            (a)Is the Defined Contribution Plan Fraction in effect for the Plan Year ending in 1982, and

            (b)Is the Transition Fraction.

         "Transition Fraction" means a fraction the numerator of which is the lesser of $51,874 or 1.4 multiplied by 25% of the Compensation of the Participant for the year ending in 1981, and the denominator of which is the lesser of $41,500 or 25% of the Compensation of the Participant for the year ending in 1981.

     If the plan is a Top-Heavy Plan, as defined by the Tax Equity and Fiscal Responsibility Act of 1982, then $41,500 shall be substituted for $51,874 in the numerator of the Transition
Fraction.

     12.8  Effective Date:  The provisions of the foregoing
Sections 12.1 through 12.7 shall become effective for Plan Years beginning on and after January 1, 1987.

     12.9  Maximum Amount of Deferrals: Effective January 1, 1987:

            (a)In no event shall the aggregate of Deferrals under
               Section 4.1 (including Additional Contributions made as Deferrals under Section 4.3) and such other elective deferrals as defined in Section 402(g)(3) of the Code made on a Participant's behalf under the Plan and all other qualified cash or deferred arrangements maintained by the Company or any member of the Controlled Group with respect to any calendar year exceed $7,000 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and the regulations thereunder). Notwithstanding the foregoing, the Committee shall be empowered to prescribe such nondiscriminatory rules as it deems necessary or advisable to facilitate the ease of administration of this limit, including but not limited to, permitting more frequent changes in contribution rates than are otherwise permitted under Section 4.5.

            (b)Notwithstanding any other provision of the Plan, if the aggregate of Deferrals (including Additional
               Contributions made as Deferrals under Section 4.3) and such other elective deferrals as defined in Section 402(g)(3) of the Code made on a Participant's behalf under the Plan and all other qualified cash or deferred arrangements maintained by the Company or any member of the Controlled Group with respect to any calendar year exceed $7,000 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and the regulations thereunder), the Excess Deferral (as hereinafter defined) and earnings thereon shall be distributed to the Participant as soon as practicable after the Plan Manager determines that the Excess Deferral was made, but no later than the April 15 of the year following the calendar year in which the Excess Deferral arose.

            (c)Notwithstanding any other provision of the Plan, if the aggregate of Deferrals (including Additional
               Contributions made as Deferrals under Section 4.3) and such other elective deferrals as defined in Section 402(g)(3) of the Code made on a Participant's behalf under any other qualified cash or deferred arrangement not maintained by the Company or any member of the Controlled Group with respect to any calendar year exceed $7,000 (or such higher dollar limit as may be in effect with respect to such year in accordance with
               Section 402(g)(5) of the Code and the regulations thereunder), the Excess Deferrals (as hereinafter defined) and earnings allocable thereto may be distributed no later than April 15 of the calendar year following the calendar year of the deferral, to Participants who claim such allocable Excess Deferrals for the preceding calendar year.

            (d)For purposes of this Section 12.9, "Excess Deferrals"
               shall mean the amount of "elective deferrals" (within the meaning of Section 402(g)(3) of the Code) for a calendar year that are in excess of the applicable dollar limitation under Section 402(g) of the Code and are allocable to this Plan.

            (e)For purposes of Section 12.9(c), a Participant's claim
               shall be in writing; shall be submitted to the Plan Manager no later than March 1 of the calendar year following the calendar year in which the Excess Deferrals were contributed; shall specify the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 403(b) or 501(c)(18) of the Code for the calendar year, exceeds the limit imposed on the Participant under Section 402(g) of the Code for such calendar year. In the absence of such written notice, the amount of such Excess Deferrals shall be subject to all limitations on withdrawals and distributions applicable to Deferrals.

            (f)The amount of Excess Deferrals that may be distributed
               under this Section 12.9 with respect to any Participant for any calendar year shall be reduced by the amount of any Excess Deferral Contributions previously distributed or recharacterized pursuant to Section 12.10, if any, for the Plan Year, in accordance with regulations issued under Section 402(g) of the Code. The Excess Deferrals distributed to a Participant with respect to a year shall be adjusted for earnings and losses for the Plan Year in accordance with the provisions of Article VII and shall in no event exceed the Participant's Deferral Account under the Plan.

     12.10   Non-Discrimination Limitation on Deferral
Contributions:  Effective January 1,  1997:

            (a)Notwithstanding any other provision of the Plan to the
               contrary, the Plan Manager shall limit the amount of Deferral Contributions made on behalf of each Highly Compensated Employee for each Plan Year, in addition to all such salary reduction contributions under all other qualified cash or deferred arrangements (as defined in Section 401(k) of the Code) maintained by the Company or Controlled Group in which the Participant participates, to the extent necessary to ensure that either of the following tests is satisfied:

                  (1)the Actual Deferral Percentage (as hereinafter
                     defined) for the group of Highly Compensated
                     Employees who are eligible to participate in the Plan is not more than the Actual Deferral Percentage for the preceding Plan Year of all other Employees who were eligible to participate in the Plan during such preceding Plan Year multiplied by 1.25; or

                  (2)the excess of the Actual Deferral Percentage for
                     the group of Highly Compensated Employees who are eligible to participate in the Plan over the Actual Deferral Percentage for the preceding Plan Year of all other Employees who are eligible to participate in the Plan is not more than two percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Deferral Percentage for the preceding Plan Year of all other Employees who are eligible to participate in the Plan multiplied by 2.0.

                  (3)Notwithstanding the foregoing, the Plan Manager may
                     elect to determine the permissible Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate in the Plan for any Plan Year beginning on or after January 1, 1997 on the basis of the Actual Deferral Percentage for the current Plan Year rather than the preceding Plan Year, of all other Employees who are eligible to participate in the Plan, in accordance with such regulations, notices or other guidance issued under
                     Section 401(k) of the Code

            (b)If it is determined prior to any payroll period that the amount of Deferral Contributions elected to be made thereafter under Section 4.1 or Section 4.3 would cause the limitation prescribed in this Section 12.10 to be exceeded, the amount of Deferral Contributions allowed to be made on behalf of Highly Compensated Employees shall be reduced, notwithstanding the limitations on contribution rate changes in Section 4.5. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such nondiscriminatory rules as the Plan Manager shall prescribe.
49

            (c)In addition to the reductions set forth in Subsection
               12.10(b), if the limitations under Subsection 12.10(a) are exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Section 401(k)(3) of the Code, authorize or require the recharacterization of Excess Deferral Contributions as Regular Contributions, provided that the recharacterization actually occurs within two and a half (2 1/2) months after the close of the Plan Year and pursuant to Section 4.2 for the Plan Year so that the limitations in that Plan Year are not exceeded. Any Regular Contributions under the Plan that result from the recharacterization of Excess Deferral Contributions in accordance with this Subsection, shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Salary Deferral Contributions under the Plan.

            (d)To the extent such Deferral Contributions exceeding the limitations under Subsection 12.10(a) are not recharacterized, the Company may, in its discretion, authorize the Employer to make Qualified Nonelective Contributions to the accounts of certain Participants who are not Highly Compensated Employees.

            (e)To the extent the limitations under Subsection 12.10(a)
               continue to be exceeded following such
               recharacterization or making of Qualified Nonelective Contributions, if any, the Excess Deferral Contributions made on behalf of Highly Compensated Employees with respect to a Plan Year and income allocable thereto for the Plan Year shall then be distributed to such Highly Compensated Employees as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Deferral Contributions for the Plan Year shall be determined in accordance with the regulations issued under Section 401(k) of the Code and the provisions of Article VII. The amount of Excess Deferral Contributions distributed to any Participant under this subparagraph for any Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant pursuant to Section 12.9, if any, for such Plan Year.

            (f)The Plan Manager is authorized to implement rules under which any combination of the methods described in the foregoing Subsections 12.10(b), 12.10(c), 12.10(d) and 12.10(e) may be utilized to assure that the limitations of Subsection 12.10(a) are satisfied.

     12.11 Nondiscrimination Limitations on Regular Contributions and Employer Contributions: Effective January 1, 1997:

            (a)Notwithstanding any other provision of the Plan to the
               contrary, for each Plan Year, the Plan Manager shall limit the amount of Regular Contributions under Sections
               4.2 and 4.3 (including any recharacterized Deferrals pursuant to Section 12.10) and Employer Contributions under Section 5.1 made by or on behalf of each Highly Compensated Employee to the extent necessary to ensure that either of the following tests is satisfied:

                  (1)the Actual Contribution Percentage for the group of
                     Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Contribution Percentage for the preceding Plan Year of all other Employees who are eligible to participate in the Plan multiplied by 1.25; or

                  (2)the excess of the Actual Contribution Percentage
                     for the group of Highly Compensated Employees who
                     are eligible to participate in the Plan over   the
                     Actual Contribution Percentage for the preceding Plan Year of all other Employees who are eligible to participate in the Plan is not more than two percentage points, and the Actual Contribution Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Contribution Percentage for the preceding Plan Year of all other Employees who are eligible to participate in the Plan multiplied by 2.0.

                  (3)Notwithstanding the foregoing, the Plan Manager may
                     elect to determine the permissible Actual
                     Contribution Percentage for Highly Compensated Employees who are eligible to participate in the Plan for any Plan Year beginning on or after January 1, 1997 on the basis of the Actual Contribution Percentage for the current Plan Year rather than the preceding Plan Year, of all other Employees who are eligible to participate in the Plan, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code

            (b)If it is determined prior to any payroll period that the
               Regular Contributions under Section 4.2 or Section 4.3 to be contributed thereafter would cause the limitation prescribed in this Section 12.11 to be exceeded, the amount of such contributions allowed to be made by or on behalf of Highly Compensated Employees shall be reduced, notwithstanding the limitations on contribution rate changes in Section 4.5. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such nondiscriminatory rules as the Plan Manager shall prescribe.

            (c)Notwithstanding the foregoing paragraph, if with respect to any Plan Year amounts contributed by or on behalf of Highly Compensated Employees exceed the applicable limit set forth in Subsection 12.11(a), the Company may, in its discretion, authorize the making of additional contributions to the accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Employer Contributions under
               Section 5.1. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Plan Manager may elect to treat amounts attributable to Deferrals as such additional Employer Contributions solely for the purposes of satisfying the limitations of Subsection 12.11(a).

            (d)If the limitations under Subsection 12.11(a) continue to be exceeded following such Qualified Nonelective Contributions or additional Employer Contribution amounts, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Employees with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Employees in an amount equal to each such Participant's Regular Contributions under Section 4.3 (including recharacterized Deferral Contributions).

            (e)If the limitations under Subsection 12.11(a) continue to be exceeded following the distributions described in Subsection (d), the Regular Contributions under Section
               4.2 and associated Employer Contributions along with earnings attributable to such amounts for the Plan Year shall be distributed (to the extent already vested and, if not vested, forfeited) to the extent of the remaining Excess Aggregate Contributions, as determined pursuant to such rules and regulations as shall be prescribed by the Internal Revenue Service under Section 401(m) of the Code and the provisions of Article VII, to the affected Highly Compensated Employees. Any such forfeitures shall be utilized no later than as of the last day of the Plan Year in which such forfeiture occurs to reduce future Employer Contributions and to defray administrative expenses of the Plan.

            (f)All Excess Aggregate Contributions and any income
               allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code and the provisions of Article VII. The Plan Manager is authorized to implement rules under which any combination of the methods described in the foregoing Subsections 12.11(b), 12.11(c), 12.11(d), and 12.11(e)
               may be utilized to assure that the limitations of Subsection 12.11(a) are satisfied.

            (g)Notwithstanding anything to the contrary in Sections
               12.10 or 12.11, effective January 1, 1989, Deferrals, Regular Contributions, and Employer Contributions may not be made to this Plan in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Actual Contribution Percentages for all Highly Compensated Employees (determined after applying the foregoing provisions of Sections 12.10 and 12.11) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

            (h)Notwithstanding anything in the Plan to the contrary, if the rate of Employer Contributions, determined after application of the corrective mechanisms described in
               Section 12.10 and the foregoing provisions of Section 12.11, discriminates in favor of Highly Compensated Employees, any such amounts attributable to any Excess Deferral Contributions, Excess Aggregate Contributions, or Excess Deferrals (as described in Subsection 12.9(d)) of each affected Highly Compensated Employee shall be forfeited so that the rate of contribution is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made. Forfeitures, if any, shall be used no later than as of the end of the Plan Year in which they occur to reduce future Employer Contributions or to defray administrative expenses of the Plan.

     12.12 Definitions: For purposes of Sections 12.9, 12.10, and 12.11 (as well as such other provisions of the Plan specifically referring to a definition in this Section 12.12), the following terms have the following meanings:

            (a)The term "Actual Deferral Percentage" means, for a
               specified group of Employees who are eligible to participate in the Plan for a Plan Year, the average of the ratios (calculated separately for each person in such group) of:

                     (1)the aggregate of the Deferral contributions
                        (including any Additional Contributions treated as Deferrals) and any Qualified Non-elective Contributions (as hereinafter defined) which, in accordance with the rules set forth in Treasury Regulation Section 1.401(k)-1(b)(4) and (5) are, at the election of the Plan Manager, in fact taken into account with respect to such Plan Year, to

                     (2)such Employee's Compensation taken into account
                        for the Plan Year.

               In determining the Actual Deferral Percentages for a Plan Year, any Participant who is suspended from participation pursuant to Section 8.1 and, to the extent required by Section 401(k) of the Code and the regulations and other guidance issued thereunder, any Employee who waives participation under Section 2.14 shall be treated as an eligible Participant. In all events, Actual Deferral Percentages shall be determined in accordance with all of the applicable requirements (including, to the extent applicable, the plan aggregation requirements) of Section 401(k) of the Code, and the regulations and other guidance issued thereunder.

            (b)The term "Actual Contribution Percentage" means, for a
               specified group of Employees who are eligible to participate in the Plan, the average of the ratios (calculated separately for each person in such group) of:

                     (1)the aggregate of the Regular Contributions and
                        Employer Contributions (including Additional
                        Contributions treated as Regular Contributions, in addition to such other contributions, including Qualified Nonelective Contributions or Deferrals and including all such Contributions made under all other plans subject to Section 401(m) of the Code maintained by the Company or Controlled Group in which the Participant participates, which, in accordance with applicable rules and regulations promulgated by the Internal Revenue Service, the Plan Manager elects to aggregate with such Regular Contributions for purposes of demonstrating compliance with the requirements of Section 401(m)(2) of the Code) which are paid to the Trust Fund by or on behalf of each such Employee for a Plan Year, to

                     (2)such Employee's Compensation taken into account
                        for such Plan Year.

               In determining the Actual Contribution Percentage for a Plan Year, any Participant who is suspended from participation pursuant to Section 8.1 and, to the extent required by Section 401(m) of the Code and the regulations and other guidance issued thereunder, any Employee who waives participation under Section 2.14 shall be treated as an eligible Participant. In all events, Actual Contribution Percentages shall be determined in accordance with all of the applicable requirements (including, to the extent applicable, the plan aggregation requirements) of Section 401(m) of the Code, and the regulations and other guidance issued thereunder.

            (c)The term "Compensation" means wages within the meaning
               of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to an Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Employee's gross income by reason of Sections 125 and 402(e)(3) of the Code; provided that the total amount of Compensation taken into account for any Plan Year shall not exceed the applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. If the Plan Year consists of fewer than twelve months, the foregoing annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Actual Deferral Percentage and Actual Contribution Percentage test is the amount of Compensation received by the Employee during the entire Plan Year.

           (d) The term "Excess Aggregate Contributions" means, with respect to each Highly Compensated Employee, the amount equal to the total amount of Regular Contributions under
               Section 4.2 (including Additional Contributions treated as Regular Contributions) and Employer Contributions under Section 5.1 (determined prior to the application of the leveling procedure described below) ("Aggregate Contributions") minus the product of the Employee's Actual Contribution Percentage (determined after the leveling procedure described below) multiplied by the Employee's Compensation. In accordance with the regulations issued under Section 401(m) of the Code, Excess Aggregate Contributions shall be determined by a leveling procedure under which the Actual Contribution Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 12.11(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Employee's Actual Contribution Percentage to equal that of the Highly Compensated Employee with the next highest percentage. This leveling procedure shall be repeated until the limitations of Subsection 12.11(a) are
               satisfied.    Once the leveling procedure has been
               completed, the total dollar amounts of Excess Aggregate Contributions shall be determined . This amount shall be distributed in accordance with a distribution procedure under which the dollar amount of Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions shall be reduced to the extent required to distribute the total amount of Excess Aggregate Contributions or, if it results in a lower reduction, to the extent required to cause such Highly


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

               Compensated Employee's dollar amount of Aggregate Contributions to equal the dollar amount of Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions. This distribution procedure shall be repeated until all Excess Aggregate Contributions have been distributed.

            (e)"Excess Deferral Contributions" means, with respect to
               each Highly Compensated Employee, the amount equal to total Employee Deferrals on behalf of the Employee (determined prior to the application of the leveling procedure described below) minus the product of the Employee's Actual Deferral Percentage (determined after application of Section 12.10 and after the leveling procedure described below) multiplied by the Employee's Compensation. In accordance with the regulations issued under Section 401(k) of the Code, Excess Deferral Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 12.10(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitations of Section 12.10(a) are satisfied.
                Once the leveling procedure has been completed, the
               total dollar amounts of Excess Deferral Contributions shall be determined. This amount shall be distributed in accordance with a distribution procedure under which the dollar amount of Employee Deferrals of the Highly Compensated Employee with the highest dollar amount of Employee Deferrals shall be reduced to the extent required to distribute the total amount of Excess Deferral Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Employee's dollar amount of Employee Deferrals to equal the dollar amount of Employee Deferrals of the Highly Compensated Employee with the next highest dollar amount of Employee Deferrals. This distribution procedure shall be repeated until all Excess Deferral Contributions have been distributed.

            (f)"Qualified Nonelective Contributions" means
               contributions that are made pursuant to Sections 12.10(c) or 12.11(c), meet the requirements of Section 401(m)(4)(C) of the Code and the regulations issued thereunder, and which are designated as a Qualified Nonelective Contribution for purposes of satisfying the limitations of Sections 12.10(a) or 12.11(a). Qualified Nonelective Contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Tax Deferred Contributions under the Plan; provided, however, that Qualified Nonelective Contributions may not be withdrawn on account of financial hardship. If any Qualified Nonelective Contributions are made, the Company shall keep


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

               such records as necessary to reflect the amount of such contributions made for purposes of satisfying the limitations of Section 12.10(a) or Section 12.11(a). Qualified Nonelective Contributions may be taken into account for purposes of the limitations in Sections 12.10(a) or 12.11(a) only if the nondiscrimination and plan aggregation conditions described in Treasury Regulation sections 1.401(m)-1(b)(5) and 1.401(k)-1(b)(5) and any other guidance issued thereunder are satisfied.

                            ARTICLE XIII.  TOP HEAVY PROVISIONS

     13.1 General Rule: For any Plan Year for which the Plan is a "Top-Heavy Plan" as defined in Section 13.7 below, any other provisions of the Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

           (a)  The vesting provisions of Section 13.2.

           (b)  The minimum benefit provisions of Section 13.3.

           (c)  The limitation on benefits set by Section 13.4.

     13.2 Vesting Provisions: Each Participant shall have a nonforfeitable right to the Employer's Contributions and earnings thereon as provided in Article X.

     13.3 Minimum Benefit Provisions: Each Participant who is a Non-Key Employee (as defined in Section 13.9 below) shall be entitled to an Employer Contribution of the lesser of (i) three percent of such Participant's annual Compensation as defined in
Section 12.4(b) or (ii) the highest actual percentage Employer Contributions made or required to be made on behalf of any Key Employee. Notwithstanding the preceding sentence, a Participant shall not be entitled to any minimum Employer Contribution under this Section 13.3 if the Employer maintains a defined benefit plan providing benefits on behalf of Participants in this Plan and the defined benefit plan provides a minimum top heavy benefit.

     13.4 Limitation on Benefits: In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions shall apply:

            (a)If for the Plan Year this Plan would not be a "Top-Heavy
               Plan" as defined in Section 13.7 below if "90 percent" were substituted for "60 percent," then Section 13.3 shall apply for such Plan Year as if amended so that the minimum Employer Contribution is four percent of the Participant's annual compensation.

            (b)If for the Plan Year this Plan would continue to be a
               "Top-Heavy Plan" as defined in Section 13.7 below if "90 percent" were substituted for "60 percent," then the denominator of both the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction shall be calculated as set forth in Section 12.6 for the Limitation Year by substituting "1.0" for "1.25" in each place such figure appears, except with

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

               respect to any individual for whom there are no Employer Contributions, forfeitures or voluntary nondeductible contributions allocated or accruals for such individual under the defined benefit plan.

     13.5 Coordination with Other Plans: In the event that another defined contribution or defined benefit plan maintained by the Employer provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as a part of this Plan pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling) in determining whether this Plan satisfies the Top-Heavy requirements.

     13.6 Top-Heavy Plan Definition: This Plan shall be a "Top-Heavy Plan" for any Plan Year if, as of the Determination Date (as defined in (a) below), the aggregate of the account balances for Participants (including former Participants) who are Key Employees (as defined in Section 13.8 below) exceeds 60 percent of the aggregate of the account balances for all Participants or if this Plan is required to be in an Aggregation Group (as defined in (b) below) which for such Plan Year is a Top-Heavy Group (as defined in
(c) below).

           (a) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

           (b) "Aggregation Group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

                 (1) The group of plans that are required to be aggregated (the "Required Aggregation Group") includes:

                       (i)Each plan of the Employer in which a Key
                          Employee is a participant, and

                      (ii)Each other plan of the Employer which
                          enables a Plan in which a Key Employee is a participant to meet the requirements of either Code Sections 401(a)(4) or 410.

                  (2)The group of plans that are permitted to be
                     aggregated (the "Permissive Aggregation Group") includes any plan that is not part of the Required Aggregation Group that the Committee certifies as constituting a plan within the Permissive Aggregation Group. Such plans may be added to the Permissive Aggregation Group only if, after the addition, the Aggregation Group as a whole continues to meet the requirements of both Code Sections 401(a)(4) and 410.

            (c)"Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the actuarial present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in


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

               the Aggregation Group exceeds 60 percent of the sum of the actuarial present value of the cumulative accrued benefits for Key Employees under all such defined benefit plans plus the aggregate accounts for all employees under such defined contribution plans.

            (d)Effective for Plan Years beginning after December 31,
               1986, solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(l) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

            (e)In determining whether this plan constitutes a "Top-
               Heavy Plan," the Committee (or its agent) shall make the following adjustments in connection therewith:

                  (1)In determining the actuarial present value of the
                     cumulative accrued benefit or the amount of the account of any Employee, such actuarial present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the Determination Date. Such amounts shall also include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan.

                  (2)Further, in making such determination such
                     actuarial present value or such account shall not include any rollover contribution (or similar transfer) initiated by the Employee and made after December 31, 1983, to an applicable plan with respect to whether such plan is Top-Heavy or the Aggregation Group of which it is a part is a Top-Heavy Group.

                  (3)Further, in making such determination, in any case
                     where an individual is a "Non-Key Employee," as defined below, with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time.




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

     13.7 Key Employee: The term "Key Employee" means any Participant (and any beneficiary of a Participant) under this Plan who, at any time during the Plan Year of the Determination Date or during any of the four preceding Plan Years, is or was one of the following:

            (a)An officer of the Employer having an annual compensation greater than 150% of the dollar limit on contributions under Internal Revenue Code Section 415(c)(1)(A) in effect for any such Plan Year. For any such Plan Year, there shall be treated as officers no more than the lesser of:

                  (1)50 Employees, or

                  (2)10 percent of the Employees, or if greater than 10
                     percent, three Employees.

         For this purpose, the highest paid officers shall be selected.

            (b)One of the 10 Employees owning (or considered as owning, in accordance with applicable principles, such as Internal Revenue Code Section 318 or a successor provision) the largest interests in the Employer.

            (c)Any person who owns (or is considered as owning, in
               accordance with applicable principles, such as Internal Revenue Code Section 318 or a successor provision) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the combined total voting power of all stock of the Employer.

            (d)Any person who owns (or is considered as owning, in
               accordance with applicable principles, such as Internal Revenue Code Section 318 or a successor provision) more than one percent of the outstanding stock of the Employer or stock possessing more than five percent of the combined total voting power of all stock of the Employer and receives annual compensation from the Employer of more than $150,000.

     13.8 Non-Key Employee: The term "Non-Key Employee" means any Employee (and any beneficiary of an Employee) who is not a Key
Employee.

     13.9 Collective Bargaining Rules: The provisions of Sections 13.2, 13.3 and 13.4 above do not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement and who is covered by such agreement unless the application of such Sections has been agreed upon with the collective bargaining agent.

     13.10 Distribution to Key Employees: Notwithstanding any other provision of this Plan, the entire interest in this Plan of each Participant who is or at any time has been a Key Employee shall be distributed (or distribution of such interest shall have begun) to such Participant not later than April 1 of the taxable year of the Participant in which the Participant attains age 70 1/2.

     13.11 Effective Date: Except as otherwise provided, the provisions of this Article shall become effective beginning July 1, 1984.

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

                  ARTICLE XIV.  VOTING OF STOCK

     14.1 Voting of Stock: Each Participant (or Beneficiary of a deceased Participant) is, for purposes of this Section 14.1, hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of SCANA Corporation Common Stock credited to his account and shall have the right to direct the Trustee with respect to the vote of the shares of SCANA Corporation Common Stock credited to his account, on each matter brought before any meeting of the stockholders of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions to the Trustee on how such shares of SCANA Corporation Common Stock credited to such Participant's (or Beneficiary's) account shall be voted in each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of SCANA Corporation Common Stock credited to such Participant's (or Beneficiary's) Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held in confidence and shall not be divulged or released to any person, including the Committee, officers or employees of the Company or an affiliate. The Trustee shall vote shares of SCANA Corporation Common Stock for which it has not received direction in the same proportion as directed shares are voted, and the Trustee shall have no discretion in such matter.

     14.2 Tender Offer Rights With Respect to Stock: The provisions of this Section 14.2 shall apply in the event a tender or exchange offer, including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a "tender offer") for SCANA Corporation Common Stock is commenced by a person or persons. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, as provided in this Plan and the trust agreement. Each Participant (or Beneficiary) is, for purposed of this Section 14.2, hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of SCANA Corporation Common Stock credited to his account and shall have the right, to the extent of the number of whole shares of SCANA Corporation Common Stock credited to his account, to direct the Trustee in writing as to the manner in which to respond to a tender offer with respect to shares of SCANA Corporation Common Stock. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of SCANA Corporation Common Stock. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee, officers or employees of the Company or an affiliate. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary) as to



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

the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of SCANA Corporation Common Stock with respect to which such Participant (or Beneficiary) has the right of direction, and the Trustee shall have no discretion in such matter.

                    ARTICLE XV.  ADMINISTRATION

     15.1 Plan Administrator: The Plan shall be administered by the Committee, as defined in Section 2.06.

     15.2 Powers and Duties of the Committee: The Committee is the fiduciary that shall have all such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power, in its discretion, to (a) interpret or construe the Plan, (b) determine all questions of eligibility, (c) determine the classification, status and rights of Employees, Participants and beneficiaries of Participants, (d) determine the amount, manner and time and type of any distribution hereunder, and
(e) fix minimum periods of notice where notice is required, all in a manner not inconsistent with the terms of the Plan. All rules and decisions of the Committee shall be consistently applied to all persons in similar circumstances and shall be conclusive and binding upon all persons affected thereby. The Committee shall be entitled to rely upon certificates of the Employer and the Trustee as to information pertinent to any determination made pursuant to the Plan.

     The Committee shall cause to be maintained such books of accounts, records and other data as may be necessary or advisable in its judgment for the purpose of the proper administration of the Plan.

     The Committee shall direct the Trustee concerning all payments that shall be made from the Trust pursuant to the Plan.

     The Committee, with respect to the Claims Review Procedure specified in Section 15.4 of the Plan, assigns to the Plan Manager the responsibility for making all initial claims determinations. The Committee shall serve in an appeals review capacity as to those claims denied by the Plan Manager which the Participant timely submits in writing to the Committee for review.

     If, in the Committee's judgment, any person to whom a distribution is due is lacking in capacity because of illness, accident or otherwise, the Committee may authorize a distribution to any person or institution that in the Committee's judgment is responsible for caring for the person who is entitled to the distribution.

     The Committee may act at a meeting or in writing without a meeting. It may adopt such rules and regulations as it deems desirable for the conduct of its affairs. Decisions by the Committee shall be made by the vote or assent of a majority of its members. The Committee shall have the power to assign or allocate any of its responsibilities among its members and to designate one or more persons (including persons who are not members of the Committee) to carry out its responsibilities. The Committee delegates and assigns to the Plan Manager primary responsibility for management of the regular operations of the Plan.



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

     Any action by the Committee on matters within its discretion shall be final and binding upon all interested parties.

     15.3 Claims Procedure: Claims for benefits under the Plan shall be submitted to the Plan Manager in writing.

     15.4  Claims Review Procedure:

           (a) The Plan Manager, as the assignee of the Committee per Plan Section 15.2, shall make all claims determinations for benefits under the Plan. Within 90 days after any denial of benefits under the Plan (unless special circumstances require an extension of time not to exceed an additional 90 days for processing the claim, in which event written notice of extension shall be furnished to the claimant prior to the termination of the initial 90-day period, and shall indicate both the special circumstances requiring an extension and the date by which the Plan Manager expects to render the final decision), the Plan Manager shall give to the Participant whose claim has been denied, in whole or in part, a written notice stating the following information:

                  (1)the specific reason or reasons for denial of the
                     claim;

                  (2)a specific reference to pertinent provisions of the
                     Plan on which the denial is based;

                  (3)a description of any additional material or
                     information necessary for the Participant to perfect his claim and an explanation of why such material or information is necessary; and

                  (4)an explanation of the claims review procedure set
                     forth below.

               (b)(1)A Participant may request, in writing, a review of
                     his claim provided such request is submitted to the Committee within 60 days after receipt of written notification of the denial of his claim. Failure of the participant to submit a written request for a review of his claim within the allowable 60-day period shall constitute an irrevocable consent by the Participant to the Plan Manager's decision denying the benefit claimed, and the Plan Manager's written notice shall so state.

                  (2)For the purpose of presenting his claim for review,
                     the Participant may review any pertinent documents of the Plan and submit any issues and comments in writing to the Committee.






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

            (c)The Committee shall make a decision with regard to the
               claim for review within 60 days after receipt of such request for review. The decision on the review shall be in writing and shall include the specific reason or reasons for the decision and references to the pertinent Plan provisions on which the decision is based and will be final.

     15.5 Plan Expenses: Expenses of administering the Plan shall be paid by the Plan as otherwise provided herein, except to the extent such expenses are paid by the Employer.

                      ARTICLE XVI.  TRUSTEE

     All contributions under this Plan shall be paid to a Trustee who shall invest and account for all such amounts and earnings thereon as directed by provisions of Article VI of this Plan and
Article III of the related Trust Agreement. The Trustee shall have such rights, powers and duties as are set forth in the Trust agreement, including the responsibility of voting the shares of SCANA Corporation Common Stock held by the Plan in the manner
directed under Article XIV of the Plan.   All assets of the Trust
shall be held and invested in accordance with the provisions of the Trust Agreement and the Plan for the sole benefit of Participants and their beneficiaries. The Trustee shall be responsible solely for the investment of the assets of the Trust and for the market sale of whole share amounts for loans, cash-option in-service withdrawals and cash-option distributions, and for fractional share cash outs associated with cash-option or share withdrawals and distributions, all as directed by the Plan Manager and for the safekeeping of the assets of the Trust. In giving such directions to the Trustee, the Plan Manager is acting in its capacity as a named fiduciary of the Plan. The Trustee shall be a directed Trustee with respect to the investment of Plan assets and shall have no discretion regarding the investment of the Plan's assets (except as provided in Section 3.10 of the Trust Agreement with respect to the making of short-term cash investments and except to the extent otherwise required by ERISA). The Trustee shall have no responsibility for the operation or administration of the Plan.
The Trustee shall make only those disbursements and any market sales of whole and fractional shares related thereto as directed by the Committee or by the Plan Manager acting under direct authority or on behalf of the Committee in accordance with Section 15.2 of this Plan and Section 2.3 and Article IV of the related Trust Agreement.

              ARTICLE XVII.  FIDUCIARY LIABILITIES

     The Employer, Officers and Directors of the Employer, the Committee (including the individual members thereof), the Trustee, the Plan Manager and any person who is deemed to be a fiduciary under the Plan (these persons and entities are referred to below as "they") shall not be liable for a breach of fiduciary responsibility of another fiduciary under the Plan except to the extent (a) they shall have participated knowingly in, or knowingly undertaken to conceal, an act or omission of such fiduciary, knowing such act or omission was a breach of such fiduciary's responsibilities, (b) they shall have through a breach of their fiduciary responsibilities enabled such fiduciary to commit a breach of its fiduciary responsibilities, or (c) they shall have knowledge of a breach of fiduciary responsibilities by such fiduciary, unless they made reasonable efforts to remedy the breach.

     They also shall not be liable for the acts or omissions of any person or persons to whom any authority, power or responsibility has been allocated or who have been designated to carry out their responsibilities, except to the extent they shall have violated their fiduciary responsibilities with respect to such allocation or designation or would otherwise be liable under provisions of the immediately preceding paragraph.

     The Committee, its individual members and other fiduciaries who are employed by the Employer shall be indemnified by the Employer or from proceeds under insurance policies purchased by the Employer against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

     The Employer, the Committee, the Plan Manager, the Trustee, and, to the extent provided in Article XIV, the Participants are the named fiduciaries of the Plan. Each named fiduciary shall have only those responsibilities with respect to the control and management of the operation and administration of the Plan as are expressly provided under the terms of the Plan and Trust, or as otherwise required by ERISA.

             ARTICLE XVIII.  AMENDMENT OR TERMINATION

     18.1  General Provision:  Except to the extent provided in
Section 18.2, the Plan may be amended or terminated by action of the Board of Directors of SCANA Corporation, but no amendment or termination shall cause any of the assets of the Trust to be used for or be diverted to any purpose other than the exclusive benefit of Participants or their beneficiaries and no amendment may reduce or eliminate any Participant's accrued benefit (including the form and timing of all optional forms of benefit) in violation of
Section 411(d)(6) of the Code and the regulations thereunder.

     18.2  Special Provision:

            (a)Authority to Amend.  Effective December 15, 1993, the
               Employee Plans Committee will have the authority to amend the Plan from time to time subject to Section 18.2(d).

            (b)Amendment Procedure.  The Employee Plans Committee will determine that an amendment is appropriate, and will direct that it be drafted. A majority of the Employee Plans Committee members must approve the draft. The Employee Plans Committee will deliver a copy of each amendment to the Company and each adopting subsidiary within 30 days after adoption.

            (c)Prohibited Amendments.  No amendment under this Section
               18.2 will be permitted which would have the effect of:



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


                  (1)permitting any part of the assets of the Trust to
                     be used for purposes other than the exclusive benefit of Participants;

                  (2)revesting in any Employer any portion of the assets
                     of the Trust; or

                  (3)eliminating or reducing any Participant's accrued
                     benefit (including the form and timing of all optional forms of benefit) in violation of Section 411(d)(6) of the Code and the regulations thereunder.

            (d)Authority of Terminate.  The Employee Plans Committee
               shall have the authority to terminate the Plan at any time but only if the substantial purpose of the Plan is continued by another plan maintained by the Company.


                         ARTICLE XIX.  GENERAL PROVISIONS

     19.1 Source of Distributions: Distributions under this Plan shall be made only out of the Trust. No persons shall have any rights under the Plan with respect to the Trust, or against the Trustee or the Employer, except as specifically provided for herein.

     19.2 Non-Alienation of Benefits: Except as otherwise provided by law, no person shall have the right to assign, alienate, transfer, hypothecate or otherwise subject to lien an interest in or benefit under the Plan nor shall benefits under the Plan be subject to the claims of any creditor.

     Notwithstanding the preceding paragraph, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code) is received by the Committee, benefits shall be payable in accordance with such order and Section 8.13 of the Plan. The Committee is authorized to issue procedures to effectuate the requirements for administering qualified domestic relations orders.

     19.3 Merger or Consolidation: In case of a merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit at least as large as the benefit he would have been entitled to had the Plan been terminated immediately before the merger, consolidation or transfer. The Employee Plans Committee shall have the authority to direct the merger, consolidation or transfer of assets and liabilities of the Plan with and into another qualified plan; provided, however, that the Employee Plans Committee may only merge, consolidate or transfer all of the Plan's assets and liabilities to another plan if the substantial purpose of the Plan is continued by another Plan maintained by the Company.

     19.4 No Right to Employment: The Plan confers no right upon any Employee to continue employment with the Employer.

     19.5 Controlling Law: The Plan shall be governed by the laws of the state of South Carolina, except to the extent preempted by the laws of the United States.
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

     19.6 Military Service: Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

     This restatement shall be effective from January 1, 1989, to and as of January 1, 1997.



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

                            SIGNATURES


     IN WITNESS WHEREOF the undersigned has caused this instrument
to be executed by the duly authorized officer, this      day of
    , 19  .

                             SCANA CORPORATION



                    BY:___________________________________
                    William B. Timmerman
                    Chairman of the Board and
                    Chief Executive Officer




Attest:
           Lynn M. Williams
           Corporate Secretary

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
                              APPENDIX I

     (A) Effective June 10, 1986, the following special provisions shall apply under this Plan to all Participants in the CPC Plan on June 9, 1986, having account balances in the CPC Plan Trust:

          1.  All account balances for Participants in the CPC
              Plan on June 9, 1986 ("CPC Plan Participants") had their account balances transferred to this Plan as of June 10, 1986.

          2. All other provisions of this Plan, as modified by the provisions of this Appendix I(A), shall apply to the CPC Plan Participants. The provisions of Appendix I(A) shall not apply to any other Participants.

          3. Employment with Carolina Pipeline Company, Inc., shall be considered as employment with the Employer for all purposes relating to service and eligibility under this Plan.

          4. Notwithstanding the provisions of Article X of this Plan, the CPC Plan Trust accounts of the CPC Plan
               Participants shall be fully vested and
               nonforfeitable at all times.

          5. The value of the account of each Participant described above in the CPC Plan Trust shall be determined as of June 10, 1986. The balance in that account shall be transferred to the Trust of this Plan as of that date, shall constitute a balance in the account of that person, and shall thereafter be subject to all provisions of this Plan relating to accounts under this Plan.

          6. Any amount forfeited under the CPC Plan during the period after the most recent reallocation of forfeitures and prior to June 10, 1986, shall be reallocated under the terms of the CPC Plan as of June 9, 1986.

    (B) Effective April 30, 1993, the following special provisions shall apply under this Plan to all Participants in the SCANA Corporation Employee Stock
          Ownership Plan ("ESOP") on April 29, 1993, having account balances in the ESOP:

          1. All account balances for Participants in the ESOP on April 29, 1993 ("ESOP Participants") had their account balances transferred to this Plan as of April 30, 1993.

          2. All other provisions of this Plan, as modified by the provisions of this Appendix I(B), shall apply to the ESOP Participants. The provisions of Appendix I(B) shall not apply to any other
              Participants.
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

          3. Periods of participation in the ESOP shall count as periods of participation in this Plan for all purposes of Article VIII. Periods during which assets were invested in shares of Common Stock under the ESOP shall be aggregated with all such periods of investment under this Plan for purposes of Article VIII.

          4. The ESOP accounts of the ESOP Participants shall be fully vested and nonforfeitable at all times.

          5. Notwithstanding anything in Article VIII to the contrary, shares of Common Stock attributable to the ESOP shall be distributable to ESOP Participants after such amounts have been allocated to the Participant's account for 84 months, including periods during which such assets were invested under the ESOP prior to its merger with this Plan. Following such 84-month holding period, a Participant may elect to make withdrawals from his transferred ESOP account in the following order: (a) Employee voluntary matching contributions; (b) Company contributions (unmatched); and (c) Company matching contributions. Such withdrawals may not be made from any account until all accounts previously listed have been exhausted. An ESOP Participant may make a withdrawal under this Appendix I(B)(6) once in any six-month period. Any such withdrawal shall be subject to the otherwise applicable provisions of Article VIII.

          6. In no event shall the accrued benefit under the ESOP for any ESOP Participant (including the form and timing of all optional forms of benefit) be modified in violation of Section 411(d)(6) of the Code and the regulations thereunder, except to the extent required to comply with applicable requirements of the Code.



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